AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (?SEC?.
INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO
COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO
BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS
QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER
TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF
THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD
BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH
STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING
CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE
COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING
CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR
WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 25, 2020

BEAR VILLAGE, INC.

BEAR VILLAGE, INC.
4002 Hwy 78, Suite 530 #296
Snellville, GA 30039
(866) 834-BEAR

?
OFFERING SUMMARY
Up to 10,000,000 shares of
Class A Common Stock
Minimum investment 100 shares at $500

SEE ?SECURITIES BEING OFFERED? AT PAGE 48

Price to Public

Underwriting
discount and
commissions (2)

Proceeds to
issuer (3)

Proceeds to
other persons

Per share

$
5

$0.50

$4.50

0

Total Maximum

$
50,000,000

$5,000,000

$45,000,000

0

(1) The Preferred Stock is convertible into Class A Common Stock either at the discretion of the investor or automatically upon effectiveness of registration of the securities in an initial public offering. The total number of shares of the Class A Common Stock into which the Preferred may be converted will be determined by dividing the original issue price per share by the conversion price per share. See ?Securities Being Offered? at Page 48 for additional details.

(2) The company has engaged commissioned sales agents or underwriters; see ?Plan of Distribution.?

(3) The company expects that, not including state filing fees, the amount of expenses of the offering that we will pay will be approximately $5,000,000 based on the maximum number of shares sold in this offering.

This offering (the ?Offering?) will terminate at the earlier of (1) the date at which the Maximum Offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States
Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the company at its sole discretion. The company has engaged Prime Trust, LLC as agent to hold any funds that are tendered by investors. The offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $500 (100 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

Each holder of Bear Village preferred stock (the ?Preferred Stock?) is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Preferred Stock will vote together with the holders of Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Bear Village. Holders of the Common Stock will continue to hold a majority of the voting power of all of the company?s equity stock at the conclusion of this Offering and therefore control the board.

2

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE
MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE
OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING
CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED
PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER,
THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE
SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE
PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME
OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL
PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT
EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF
REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO
REFER TO www.investor.gov.

This offering is inherently risky. See ?Risk Factors? on page 11.

Sales of these securities will commence on approximately                               , 2020.

The company is following the ?Offering Circular? format of disclosure under Regulation A.

?
TABLE OF CONTENTS

Summary

5

Risk Factors

11

Dilution

22

Plan of Distribution and Selling Securityholders

24

Use of Proceeds to Issuer

27

The Company?s Business

29

The Company?s Property

37

Conflicts of Interest

37

Management?s Discussion and Analysis of Financial Condition and Results of Operations

38

Directors, Executive Officers and Significant Employees

41

Compensation of Directors and Officers

44

Security Ownership of Management and Certain Securityholders

45

Interest of Management and Others in Certain Transactions

46

Securities Being Offered

48

Financial Statements

F-1

In this Offering Circular, the term ?Bear Village,? ?we,? ?us, ?our? or ?the company? refers to BEAR VILLAGE,
INC., a Wyoming corporation.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION
RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND
ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF,
ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY?S
MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS ?ESTIMATE,? ?PROJECT,?
?BELIEVE,? ?ANTICIPATE,? ?INTEND,? ?EXPECT? AND SIMILAR EXPRESSIONS ARE INTENDED TO
IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING
STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT?S CURRENT VIEWS WITH RESPECT
TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE
COMPANY?S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE
FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE
RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE
ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO
REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR
CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED
EVENTS.

IMAGES CONTAINED IN THIS OFFERING CIRCULAR ARE ARTIST?S IMPRESSIONS AND THE ACTUAL
FACILITIES MAY VARY.

SUMMARY

BEAR VILLAGE, INC. is an early stage hospitality and entertainment company devoted to the development and operation of family entertainment centers in the Southeast sector of the United States. The company will purchase the land and manage the zoning, entitlement, design, construction and operation of the planned facilities.

The company will operate under the brand name ?Bear Village? with the local resorts each operated as a subsidiary.
Bear Village was incorporated in 2020 in Wyoming as a parent company to Bear Village Asset Holdings, LLC, which was created in 2016 to develop and operate a national chain of family resorts and entertainment centers.

BEAR VILLAGE intends to form operating subsidiaries, Bear Village Asset Holding ? [State Abbreviation]. LLC
(each an ?Operating Subsidiary and collectively the ?Operating Subsidiaries?). Each Operating Subsidiary will be located in a different state/region within the United States. The current Operating Subsidiaries are located in the following regions of the United States and will operate under the names listed below:

STATE
NAME
Tennessee, United States
Bear Village Asset Holdings ? TN, LLC
Georgia, United States
Bear Village Asset Holdings ? GA, LLC

Bear Village, Inc. has identified the ?drive to? destination resort market as its primary interest and has focused its efforts on the development of premiere Family Destination Resort featuring Eco-Friendly, Eco-Tourism in conjunction with education in a heavily themed Resort. The initial developments will primarily focus on Tennessee,
Georgia, North Carolina and South Carolina. The Company has two resorts in development. The first, in Pigeon
Forge, TN is the furthest developed. A second property located in Jackson County, Georgia is undergoing initial site layout. Additional properties will be acquired as destination resort demographics are evaluated. The goal is to provide family get away resorts from cities and suburb communities within a four or five-hour driving radius of the resorts.

Each unique resort will be established in a unique Bear Village Asset Holdings in order to minimize cross resort risks and construction issues. Strategic partners will own portions of the assets and business within the Resort.  The daily operations and general management of the hotel portion of the resorts will be performed by Fairview
Hospitality LLC, working in unison with the Bear Village Asset Holdings, and their collective team of industry professionals each with over 20 years in the hospitality industry.  Fairview Hospitality will provide a professional, experienced on-site management team.

Quality family entertainment and experiences is the primary focus of Bear Village, Inc. and each Bear Village Asset
Holdings. The construction and commercialization of the proposed resorts is factored into the initial development phase detailed within.

The first resort to be developed is Bear Village Asset Holdings ? TN, LLC which is situated on over 49 acres in
Pigeon Forge, TN. The company's proposed resort will be designed to provide the type of facilities the current market demands. Situated on the land will be a 250+ unit Condominium development, 250+ Time Share units, 250 room resort hotel, 80,000 sq. ft. Indoor Water Park, 15,000 Gallon Fresh Water Aquarium, 90,000 Family
Entertainment Center and 20,000 sq. ft. banquet and conference center. Within the resort facilities will be numerous revenue centers including multiple food and beverage outlets, unique retail outlets, chair lift unique photo opportunities, our unique Family Entertainment Center.

The project also has and will continue to receive tremendous support at the community, city, county and state levels.

 Revenue Plan

During 2021, the company will break ground on the Tennessee and Georgia properties. Over time, the company intends to operate at least three Southeast facilities and expand operations into the Midwest and the Mountain States.

The company intends to generate revenue through the following activities:

*
individual and corporate membership sales,

*
condominium and time share sales,

*
food and beverage sales,

*
coaching and instruction services,

*
suite rentals,

*
retail sales,

*
sponsorships, advertising and naming rights, and

*
contest and qualifier fees and ticket purchases.

The Offering

Securities offered

Class A Common Stock

Class A Stock Common outstanding before
the Offering

30,000,000 shares of Class A Common Stock.

Share Price

$5 per share

Minimum Investment

$500

Use of Proceeds

Proceeds from this Offering will be used to fund the company?s construction and development of BEAR VILLAGE
ASSET HOLDINGS ? TN, LLC and BEAR VILLAGE ASSET HOLDINGS ? GA, LLC, related marketing efforts and operational expenses. See ?Use of Proceeds to Issuer? section of this Offering Circular.

Summary Risk Factors

Bear Village is a startup. The company was incorporated on March 2020 and is still in an early stage of development. The company is not close to profitability as projects take approximately 18 months to develop and construct and may not provide a return on investment for approximately 24 months thereafter. Investing in the company involves a high degree of risk (see ?Risk Factors?). As an investor, you should be able to bear a complete loss of your investment. Some of the more significant risks include those set forth below:

*
This is a very young company.

*
The company?s affiliated entities have no prior performance record.

*
The company has minimal operating capital and no revenue from operations.

*
The success of Bear Village business is dependent on purchasing large parcels of land at favorable prices.

*
The company may need to raise more capital and future fundraising rounds could result in dilution.

*
Success in the hospitality and entertainment industry is highly unpredictable, and there is no guarantee the company?s content will be successful in the market.

*
Bear Village operates in a highly competitive market.

*
Competition in the ?alternative venues for recreational pursuits? industry could have a material adverse effect on the company?s business and results of operations.

*
Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.

*
The company?s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

*
The company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition.

*
The company has concentrated its investments in family entertainment, real estate and facilities, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.

*
The company works with national hospitality, hotel and local service providers to create an experience for families. Business risks associated with these providers can affect the company?s operations.

*
The illiquidity of real estate may make it difficult for the company to dispose of one or more of our properties or negatively affect its ability to profitably sell such properties and access liquidity.

*
The company?s development and growth strategy depends on its ability to fund, develop and open new entertainment venues and operate them profitably.

*
The company?s development and construction of the Tennessee and Georgia facilities depend on their ability to obtain favorable mortgage financing.

*
Bear Village depends on a small management team and may need to hire more people to be successful.

*
The company will require a general manager, who has not yet been hired.

*
BEAR VILLAGE may not be able to protect all of its intellectual property.

*
BEAR VILLAGE has not yet entered into any master licensing agreements with third party suppliers of technology and Bear Village has not yet been made a sublicense to the relevant master licensing agreements.

*
The Offering price has been arbitrarily set by the company.

*
There is no minimum amount set as a condition to closing this Offering.

*
The officers of Bear Village control the company and the company does not currently have any independent directors.

*
Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

*
There is no current market for Bear Village?s shares.

*
The interests of Bear Village, BEAR VILLAGE and the company?s other affiliates may conflict with your interests.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks relating to our business

This is a very young company.
The company was incorporated in March 2020. It is a startup company that has not yet started operations, and has not started to build its facilities. There is no history upon which an evaluation of its past performance and future prospects in the hospitality and entertainment industry can be made. Statistically, most startup companies fail.

       The company?s affiliated entities have no prior performance record.
Just as Bear Village is a new entrant in the market, the affiliates of Bear Village, such as BEAR VILLAGE, (which will provide management services to Bear Village) do not have a track record of involvement in hospitality and entertainment that investors may assess. Even if an affiliate of Bear Village did have such prior experience, that experience would not be indicative of its future performance.

The company has minimal operating capital, no significant assets and no revenue from operations.
The company currently has minimal operating capital and for the foreseeable future will be dependent upon its ability to finance its planned operations from the sale of securities or other financing alternatives. There can be no assurance that it will be able to successfully raise operating capital in this or other offerings of securities, or to raise enough funds to fully construct operational entertainment centers. The failure to successfully raise operating capital could result in its inability to execute its business plan and potentially lead to bankruptcy, which would have a material adverse effect on the company and its investors.

The success of Bear Village business is dependent on purchasing large parcels of land at favorable prices.
Bear Village is a capital-intensive operation and requires the purchase of large parcels of land prior to construction.
As of the date of this Offering Circular the company has deposits on its Tennessee and Georgia land for the first two facilities. The company does not know whether it will be able to obtain additional properties at acceptable purchase terms that are favorable. Finally, if this Offering does not raise enough capital to purchase the land and begin construction, the company will need to procure external financing for the purchase of the land and/or construction of the facility.

The company may raise more capital and future fundraising rounds could result in dilution.
Bear Village may need to raise additional funds to finance its operations or fund its business plan. Even if the company manages to raise subsequent financing or borrowing rounds, the terms of those borrowing rounds might be more favorable to new investors or creditors than to existing investors such as you. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing shareholders.
Additional financings could also dilute your ownership stake, potentially drastically. See ?Dilution? and the
?Management?s Discussion and Analysis of Financial Condition and Results of Operations? Plan of Operation? for
more information.

Success in the hospitality and entertainment industry is highly unpredictable and there is no guarantee the company?s content will be successful in the market.
The company?s success will depend on the popularity of its hospitality and entertainment facilities. Consumer tastes, trends and preferences frequently change and are notoriously difficult to predict. If the company fails to anticipate future consumer preferences in the hospitality and entertainment business, its business and financial performance will likely suffer. The hospitality and entertainment industry is fiercely competitive. The company may not be able to develop facilities that will become profitable. The company may also invest in facilities that end up losing money.
Even if one of its facilities is successful, the company may lose money in others.

Changes in consumer financial condition, leisure tastes and preferences, particularly those affecting the popularity of family resorts, and other social and demographic trends could adversely affect its business. Significant periods of restricted travel or group gatherings could result in situations where facilities usage is below historical levels would have a material adverse effect on its business, results of operations and financial condition. If the company cannot attract patrons, retain its existing resident, its financial condition and results of operations could be harmed.

Bear Village operates in a highly competitive market.
Bear Village plans to operate in a highly competitive market and faces intense competition. Competitors will include
Disney, Six Flags and other multi-activity resorts. Many of the company?s current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. Competitors may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Further, Bear Village?s properties will compete on a local and regional level with restaurants and other business, dining and social clubs. The number and variety of competitors in this business will vary based on the location and setting of each facility. Some facilities may be situated in intensely competitive areas characterized by numerous resorts and family attractions. In addition, in most regions, the competitive landscape is in constant flux as new resorts and other family venues open or expand their amenities. As a result of these characteristics, the supply in a given region may exceed the demand for such facilities, and any increase in the number or quality of resorts and family venues, or the products and services they provide, in such region could significantly impact the ability of the company?s properties to attract and retain members, which could harm their business and results of operations.

Competition in the ?alternative venues for recreational pursuits? industry could have a material adverse effect on the company?s business and results of operations.
Bear Village properties compete on a local and regional level with alternative venues for recreational pursuits. The company?s results of operations could be affected by the availability of, and demand for, alternative venues for recreational pursuits, such as multi-use facilities and other town center venues.

Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.
The company?s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their residents, customers or employees. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company?s business, results of operations or financial condition. Also, adverse publicity resulting from these allegations may materially affect the company.

The company?s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.
The company has not yet acquired insurance. It may not be able to acquire insurance policies that cover all types of losses and liabilities. Additionally, once the company acquires insurance, there can be no assurance that its insurance will be sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually and the company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other leisure facilities, sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the company?s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the company?s financial condition or results of operations.

13

The company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition.
Each facility is subject to licensing and regulation by alcoholic beverage control, amusement, health, sanitation, safety, building code and fire agencies in the state, county and/or municipality in which the facility is located.

Each facility is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one facility may lead to the loss of licenses at all facilities in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each facility, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. The failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the company?s ability to obtain such a license or permit in other locations.

The company may be subject to ?dram shop? statutes in states where its facilities may be located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on the company?s business, results of operations or financial condition.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the company is subject to amusement licensing and regulation by the states, counties and municipalities in which its facilities are to be located. These laws and regulations can vary significantly by state, county, and municipality and, in some jurisdictions, may require the company to modify their business operations or alter the mix of redemption games and simulators that they offer.

Moreover, as more states and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to the company?s redemption games and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games the company offers.
Furthermore, other states, counties and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, could cause the company to modify its plans for its facilities and if the company creates facilities in these jurisdictions it may be required to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that the company may offer or terminate the use of specific games, any of which could adversely affect the company?s operations. If the company fails to comply with such laws and regulations, the company may be subject to various sanctions and/or penalties and fines or may be required to cease operations until it achieves compliance, which could have an adverse effect on the company?s business and financial results.

14

The company has concentrated its investments in family entertainment, real estate and facilities, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.
The company?s operations will consist almost entirely of family resorts properties, approximately 15-20 acres in size, that encompass a large amount of real estate holdings. Accordingly, the company is subject to the risks associated with holding real estate investments. A prolonged decline in the popularity of resorts could adversely affect the value of its real estate holdings and could make it difficult to sell facilities or businesses.

The company?s real estate holdings will be subject to risks typically associated with investments in real estate. The investment returns available from equity investments in real estate depend in large part on the amount of income earned, expenses incurred and capital appreciation generated by the related properties. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and time-consuming to expand, modify or renovate older properties. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have an adverse impact on our business, financial condition or results of operations.

The company works with national hospitality, hotel and local service providers to create an experience for families. Business risks associated with these providers can affect the company?s operations.
The company?s operations include partnerships with other national companies to provide and operate hotels other major operations. The company also plans to partner with local service partners who provide activities based on the resort surroundings. Issues or business risks associated with each of these partner companies could affect the operation of one or more of the company?s resorts.

The illiquidity of real estate may make it difficult for the company to dispose of one or more of our properties or negatively affect its ability to profitably sell such properties and access liquidity.
The company may from time to time decide to dispose of one or more of its real estate assets. Because real estate holdings generally, are relatively illiquid, the company may not be able to dispose of one or more real estate assets on a timely basis. In some circumstances, sales may result in investment losses which could adversely affect the company?s financial condition. The illiquidity of its real estate assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company?s business, financial condition and results of operations.

The company?s development and growth strategy depends on its ability to fund, develop and open new entertainment venues and operate them profitably.
A key element of the company?s growth strategy is to develop and open family entertainment venues. The company has identified a number of locations for potential future entertainment venues and is still the process of identifying more locations and analyzing the locations. The company?s ability to fund, develop and open these venues on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

*
Find quality locations.

*
Reach acceptable agreements regarding the lease or purchase of locations, and comply with our commitments under our lease agreements during the development and construction phases.

*
Comply with applicable zoning, licensing, land use and environmental regulations.

*
Raise or have available an adequate amount of cash or currently available financing and mortgage terms for construction and opening costs.

*
Adequately complete construction for operations.

*
Timely hire, train and retain the skilled management and other employees? necessary to meet staffing needs.

*
Obtain, for acceptable cost, required permits and approvals, including liquor licenses; and

*
Efficiently manage the amount of time and money used to build and open each new venue.

If the company succeeds in opening family entertainment facilities on a timely and cost-effective basis, the company may nonetheless be unable to attract enough real estate buyers, visitors or customers to these new venues because potential customers may be unfamiliar with its venue or concept, entertainment and other resort options might not appeal to them and the company may face competition from other resorts and leisure venues.

The company?s development and construction of its Tennessee facility depends on its ability to obtain favorable construction and mortgage financing.
The company intends to secure both construction and mortgage financing to fund up to 70% of its Tennessee resort and plans to use this debt financings to development and construct subsequent facilities. There is no guarantee that the company will be able to obtain financing on favorable terms. In the event that the company is unable to obtain such financing it may limit the company?s ability to effectuate its plans and will increase the costs and expenses of the company, thereby negatively impacting its financial prospects.

Bear Village depends on a small management team and may need to hire more people to be successful.
The success of Bear Village will greatly depend on the skills, connections and experiences of the executives, Rick
Haynes and Lance Lehr. Bear Village has not entered into employment agreements with the aforementioned executives. There is no guarantee that the executives will agree to terms and execute employment agreements that are favorable to the company. Should any of them discontinue working for Bear Village, there is no assurance that the company will continue. Further, there is no assurance that the company will be able to identify, hire and retain the right people for the various key positions.

    The company will require a general manager, who has not yet been hired.
BEAR VILLAGE is currently performing an executive search for the general manager and operator of Bear Village.
There is no way to be certain that the general manager of Bear Village, once appointed, will be able to execute the same vision as BEAR VILLAGE itself. If an appropriate person is not identified and hired, the company will not succeed and since its performance will depend on that person?s performance, it is possible that other BEAR
VILLAGE subsidiaries will be more successful than the company.

       BEAR VILLAGE may not be able to protect all of its intellectual property.
Bear Village, will be using the intellectual property of its parent, including the following trademarks that will be filed: Bear Village, Bear Village Family Resorts and Come See the Bear. The profitability of Bear Village may depend in part on BEAR VILLAGE?s ability, to effectively protect its intellectual property and the ability of Bear
Village and, in the future, each of the other subsidiaries to operate without inadvertently infringing on the proprietary rights of others. Any litigation protecting the BEAR VILLAGE?s intellectual property and defending its original content could have a material adverse effect on the business, operating results and financial condition regardless of the outcome of such litigation.

BEAR VILLAGE has not yet entered into any master licensing agreements with third party suppliers and Bear Village has not yet been made a sublicense to the relevant master licensing agreements.
BEAR VILLAGE intends to use the following site partners at the operating facilities of all of its subsidiaries:

*
Wyndam Resorts

As of the date of this offering circular BEAR VILLAGE has not yet entered into any licensing agreements related to the aforementioned site partners. There is no way to be certain that BEAR VILLAGE will be able to enter into the relevant licensing agreements on terms that are favorable to the company. Accordingly, the company may need to do modify its plans for facilities and potentially negatively impact the company?s appeal to consumers and financial prospects.

Risks relating to this Offering and our shares

The Offering price has been arbitrarily set by the company.
Bear Village has set the price of its Common Stock at $5.00 per share. Valuations for companies at Bear Village stage are purely speculative. The company?s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

There is no minimum amount set as a condition to closing this Offering.
Because this is a ?best efforts? offering with no minimum, the company will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

The officers of Bear Village control the company and the company does not currently have any independent directors.
The Founders are currently the company?s controlling shareholders. Moreover, they are the company?s executive officers and directors, through their ownership in BEAR VILLAGE. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. The company does not benefit from the advantages of having independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within Bear Village, and having extra checks and balances to prevent fraud and produce reliable financial reports.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.
Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. Further, the Court of Chancery in
Delaware is a non-jury trial court and therefore those claims will not be adjudicated by a jury. See ?Securities Being
Offered ? All Classes of Stock ? Jury Trial Waiver.?

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company?s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Georgia, which governs the subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares of Preferred Stock, including but not limited to the subscription agreement.

There is no current market for Bear Village?s shares.
There is no formal marketplace for the resale of our securities. Shares of the company?s Common Stock may eventually be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Risks Related to Certain Conflicts of Interest

The interests of Bear Village, Bear Village Asset Holdings ? TN, LLC and the company?s other affiliates may conflict with your interests.
The company?s Amended and Restated Certificate of Incorporation, bylaws and Wyoming law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of the officers and directors of Bear Village, Bear Village Asset Holdings ? TN, LLC, and the
company?s other affiliates.  This risk is increased by the affiliated entities being controlled by BEAR VILLAGE and all our officers and directors currently have an interest in BEAR VILLAGE, through ownership, as an officer or director in BEAR VILLAGE contractually or any combination thereof. Potential conflicts of interest include, but are not limited to, the following:

?
BEAR VILLAGE and the company?s other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the management and their affiliates for their own benefit.

?
The company may engage BEAR VILLAGE, or other companies affiliated with Bear Village to perform services, and determination for the terms of those services will not be conducted at arms?
length negotiations; and

?
The company?s officers and directors are not required to devote all of their time and efforts to the affairs of the company.

 DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their ?sweat equity? into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. If you invest in our Preferred Stock, your interest will be diluted immediately to the extent of the difference between the
Offering price per share of our Preferred Stock and the pro forma net tangible book value per share of our Preferred
Stock after this Offering.

As of October 1, 2020, the net tangible book value of the Company was three million dollars ($3,000,000). Based on the number of shares of Common Stock issued and outstanding as of the date of the offering (30,000,000) that equates to a net tangible book value of approximately ($0.10) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of stockholders? aggregate deficit divided by the total number of shares of
Common Stock outstanding. Without giving effect to any changes in such net tangible book value after October 1,
2020, other than to give effect to the sale of 10,000,000 shares of Common Stock being offered by the company in this Offering for the net subscription amount of $45,000,000 the pro forma net tangible book value, assuming full subscription, would be $47,500,000. Based on the total number of shares of Common and Preferred Stock that would be outstanding assuming full subscription (40,000,000), that equates to approximately $1.1875 of tangible net book value per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current stockholders will have immediately increased by approximately $1.6085 without any additional investment on their behalf and the net tangible book value per Share for new investors will be immediately diluted by $3.395 per share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

Offering price per share of Preferred Stock*

$
5.00

Net Tangible Book Value per share of Class A Common Stock Outstanding (based on 30,000,000 shares)

$
0.10

Increased in Net Tangible Book Value per Share Attributable to Shares Offered in the Offering
(based on 10,000,000 shares)

$
1.125

Net Tangible Book Value per Share after Offering (based on 40,000,000 shares)

$
1.1875

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering

$
3.8125

*before deduction of Offering expenses.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor?s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a
?down round,? meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

*
In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

*
In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

*
In June 2015, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the ?down round?). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a ?discount? to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a ?price cap? on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a ?down round? the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it?s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

23

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

BEAR VILLAGE, INC. is offering a maximum of 10,000,000 shares of Common Stock on a ?best efforts? basis.

The cash price per share of Common Stock is $5.

The company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or
?testing the waters? materials on an online investment platform.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2)
the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by BEAR VILLAGE, INC. in its sole discretion.

The company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. After the initial closing of this offering, the company expects to hold closings on at least a monthly basis.

The company is offering its securities in all states.

Incentives

The company intends to offer marketing promotions to encourage potential investors to invest, which may include offers such as offering a 10% discount on food and beverages at Bear Village locations for 10 years once the initial
Bear Village locations open.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN
INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES
ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR
OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

No Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; however, investors may only purchase shares in minimum increments of $500. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

Selling Shareholders

Some founders may choose to sell securities into the offering of up to 15% of the overall amount raised; all net proceeds after deduction of founders sale in this offering will go to BEAR VILLAGE, INC.

Investors? Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission (the ?SEC?), the
company will accept tenders of funds to purchase the shares. Prospective investors who submitted non-binding indications of interest during the ?test the waters? period will receive an automated message from us indicating that the Offering is open for investment. We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a ?Closing." The funds tendered by potential investors will be held by our escrow agent, Prime Trust,
LLC (the ?Escrow Agent?) and will be transferred to us at each Closing. The escrow agreement can be found in
Exhibit 8 to the Offering Statement of which this Offering Circular is a part.
 Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an ?accredited investor? as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Preferred Stock in this Offering, you should complete the following steps:

1.
Go to Bear Village, Inc. Website, click on the "Invest Now" button;

2.
Complete the online investment form;

3.
Deliver funds directly by check, wire, debit card, or electronic funds transfer via ACH to the specified account;

4.
Once funds are received an automated AML check will be performed to verify the identity and status of the investor;

5.
Once AML is verified, investor will electronically receive, review, execute and deliver to us a
Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest.  Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The company has agreed to pay the Escrow Agent:

*
$ for escrow account set-up fee,

*
$ per month escrow account fee for so long as the Offering is being conducted,

*
a cash management fee of % of funds processed (up to a maximum of $ )
The escrow agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The company has also engaged XXXXXX, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to
XXXXXXXXX for the above services to be $XXXXX0,000 annually.

?
USE OF PROCEEDS TO ISSUER

The following discussion addresses the use of proceeds from this Offering. The company currently estimates that, at a per share price of $5, the net proceeds from the sale of the 10,000,000 shares of Preferred Stock will likely be
$45,000,000 after deducting the estimated offering expenses of approximately $5,000,000.

The following table breaks down the use of proceeds into different categories under various funding scenarios:

Gross Proceeds

$
1,000,000

$
12,500,000

$
25,000,000

$
50,000,000

Estimated offering expenses (1)

$
350,000

1,500,000

$
2,500,000

$
5,000,000

Estimate Founders Sale

$
0

$
1,250,000

$
2,500,000

$
5,000,000

Net Proceeds

$
650,000

$
9,750,000

$
20,000,000

$
40,000,000

Development period overhead (2 years pro rata)
(This includes operating expense that is incurred
during the development and construction of the initial
site(s) (2)

$
50,000

$
1,250,000

$
1,000,000

$
1,000,000

Land & building improvements, engineering and
construction

$
550,000

$
7,875,000

$
17,750,000

$
37,250,000

Working capital*

$
50,000

$
625,000

$
750,000

$
750,000

Total use of proceeds

$
650,000

$
9,750,000

$
25,000,000

$
50,000,000

(1)Estimated offering expenses include legal, accounting, printing, advertising, marketing and state notice fees and other expenses of this Offering.
(2)These amounts may be used to pay expenses relating to salaries, bonuses, and other compensation to our officers and employees.

* 5% of gross proceeds are allocated to working capital subject to a maximum working capital amount of $750,000.
The above estimates for overhead improvements and working capital are subject to change based upon the timing and amounts of gross proceeds and development timetables.

Cost per facility and Phase 1 costs.
We anticipate the total cost for each Southeastern facility will be approximately $30,000,000. Below is a tentative breakdown of costs:

*
Cost of land: up to $5,000,000

*
Zoning: up to $200,000

*
Architects, designer and engineers: up to $300,000

*
Construction: up to $24,500,000

*
Training of employees: up to $500,000

The company may also finance the construction with mortgage financing. For additional information see
?Management Discussion and Analysis ? Plan of Operations.?

We reserve the right to change the above use of proceeds if management believes it is in the best interest of the company.

 THE COMPANY?S BUSINESS

BEAR VILLAGE MISSION STATEMENT

Bear Village, Inc. is committed to consistently providing our guests with a superior experience by presenting a unique atmosphere and world class hospitality in a state of the art, multi-faceted resort that highlights and promotes the Pigeon Forge community, and the natural wonders of the Smokey Mountains.  By committing to supporting the environment, conservation and the preservation of Bear and Bear Habitat through education BEAR VILLAGE will enhance the lives of guests and the community through its mission. Bear Village understands that excellence in customer experience and investor return can only be delivered through excellence in Management, associate training and through becoming an asset to the community.

BEAR VILLAGE VISION

The mission of BEAR VILLAGE Resorts is to be the premier destination Hotel & Resort by distinguishing its services not only as unique but above and beyond all other competing resorts.

To accomplish this goal, we are committed to hiring the most skilled management company who will in turn ensure our staff will be well trained, friendly and always willing to go above and beyond the call of duty to cater to our guests? individualized needs.  We will place the strongest degree of attention and commitment on service, atmosphere, quality and excitement.

OVERVIEW

Bear Village, Inc. has identified the drive to destination resort market as its primary interest and has focused its efforts on the development of premiere Family Destination Resort featuring Eco-Friendly, Eco-Tourism in conjunction with education in a heavily themed Resort. The initial developments will primarily focus on Tennessee,
Georgia, North Carolina and South Carolina. The Company has two resorts in development. The first, in Pigeon
Forge, TN is the furthest developed. A second property located in Jackson County, Georgia is undergoing initial site layout. Additional properties will be acquired as destination resort demographics are evaluated. The goal is to provide family get away resorts from cities and suburb communities within a four or five-hour driving radius of the resorts.

Each resort will be owned and managed by a locally established ?Bear Village Asset Holdings-?Location Identifier?,
LLC. Strategic partners will own portions of the assets and business within each Resort.  The daily operations and general management of the hotel portion of the resorts will be performed by Fairview Hospitality LLC, working in unison with Bear Village Asset Holdings, and their collective team of industry professionals each with over 20 years in the hospitality industry.  Fairview Hospitality will provide a professional, experienced on-site management team.

Quality family entertainment and experiences is the primary focus of Bear Village Asset Holdings. The construction and commercialization of the proposed resorts is factored into the initial development phase detailed within.

The first resort to be developed is BEAR Village ? TN owned by Bear Village Asset Holdings ? TN, LLC which is situated on over 49 acres in Pigeon Forge, TN. The company's proposed resort will be designed to provide the type of facilities the current market demands. Situated on the land will be a 250+ unit Condominium development, 250+
Time Share units, 250 room resort hotel, 80,000 sq. ft. Indoor Water Park, 15,000 Gallon Fresh Water Aquarium,
90,000 Family Entertainment Center and 20,000 sq. ft. banquet and conference center. Within the resort facilities will be numerous revenue centers including multiple food and beverage outlets, unique retail outlets, chair lift unique photo opportunities, our unique Family Entertainment Center.

The project also has and will continue to receive tremendous support at the community, city, county and state levels.

RESORT CONCEPT

Bear Village Asset Holdings LLCs will each construct, own, and operate a mixed-use, unique destination, resorts and condominiums themed primarily around wildlife habitats, mountain ecosystems and waterfront (rivers, lakes and waterfalls) easily accessible to the resort visitors and residents.

KEYS TO SUCCESS

Based on research, the overwhelming success of BEAR VILLAGE will be defined by its appeal and overall ability to service a variety of markets.  The independent themed hotel and bear habitat joined with a Family Entertainment
Center will primarily target families with children from ages 3-18.  The property will primarily target travelers interested in eco-tourism and educational vacations.

We believe that our main keys to success include:
o Ideal location:
o Centrally located
o Adjacent to destinations that are already successful.
o Located in a proven destination market
o Easy access from multiple major roads
o Across from the Ripley Aquarium that has over a million annual visitors.
o Located right at the entrance to the Smokey Mountain National Park.
o Within a day?s drive of over 10 million people of the United States.
o Creating a ?drive to? destination resort:
o Providing popular and wide-ranging unique activities
o Indoor and outdoor environments for year-round entertainment
o Superior lodging accommodations
o Ample family activities
o Family Friendly Experiences
o Unique Lodging Opportunities for education-based tourism and eco-tourism
o Professionally managed to:
o Optimize Occupancy and Rate in each travel segment
o Higher weekend demand compared to competition
o Aggressive yield rate management program
o Provide a consistently superior guest experience
o Control costs through superior design and operational supervision
o Ample parking & Easy Access

MILESTONES

Set forth below are the main milestones in the schedule of proposed development.  We have carefully reviewed the timelines for start-up and firmly believe that, once financing is completely secured, development and construction of
BEAR VILLAGE can be completed within 20 months of breaking ground.

* Property Owned 49 Acres +/- Tennessee - COMPLETE
* Conduct Feasibility Study - COMPLETE
* Assemble Design / Management Team - COMPLETE
* Preliminary Master Plan/Concept/Schematic Drawings - COMPLETE
* Complete Conceptual Drawings - COMPLETE
* Conduct Environmental Studies -
* Complete Architectural/Engineering/Landscaping
* Submit For Zoning/Permitting
* Complete Drawings to 50%
* Secure GMP
* Secure Construction/Senior Financing
* Full drawings/engineering
* Order Long Lead Time Items
* Receive Permitting
* Site Preparation
* Close on construction loan
* Develop / Write/ Execute Sales and Marketing Plan
* Begin Construction
* Develop Standard Operational Procedures
* Develop Employee Manuals
* Hire Key Personnel
* Prepare/Implement Initial Marketing Campaign
* Order FF&E
* Hire Staff
* Install FF&E
* Order Opening Inventories
* Training
* Soft Opening
* Grand Opening ?
o Summer 2022

THE BEAR VILLAGE EXPERIENCE

Bear Village?s focus is to create a known experience for its patrons and their families where they can experience a mixture of family activities, dining, adult activities, and eco-friendly exploration. A model for the resorts is Kiawah
Island in South Carolina. The significant difference is that BEAR Village focuses on mountain and inland waters to create the experience they desire. By bringing the experience off of the crowded and expensive coast line the resort becomes more affordable to families for vacation homes and extended visits.

Bear Village has teamed with national and regional industry leaders and experts on this project including:
Smallwood, Reynolds, Stewart, Stewart and Associates, Inc (project Architect), Gary Goddard Entertainment
(Design and Theming), McGillivary Consulting Group (Project Cost Management), Baker Leisure Group (land use economic analysis), Aquatic Pools and Construction (Water Park Design and Construction), Fairview Hospitality,
LLC ( Operations and long term management) and Skyline Engineering (Cost Management & Civil Engineering)..

Common Resort Features:
As a family resort it is important the clients know what to expect and how the resort operates so children are easily managed and entertained while adults can find interesting activities for themselves. Common features include:

* Full Service Name Brand Hotel: Bear Village has recruited Wyndam Resorts as a partner hotel service provider for the Tennessee and Georgia resorts.
* Indoor Water Park: The activity center for the entire family will include indoor and outdoor access, slides, lazy rivers, dry land sprays and open swim areas.
* Family Entertainment Center: The family entertainment center will consist of electronic activities prizes, movies and restaurant. The Entertainment Center will also offer age appropriate educational activities for children under 15 to allow adults to enjoy the resort on a different level.
* Restaurants: As part of the resort a main Village Square consisting of unique restaurants, ice cream and snack areas and a micro-brewery.
* Day Trips, Hikes and Outdoor Activities: The resort will partner with local activity centers to promote day trips to attractions, hiking local trails and taking advantage of what the local community offers such as canoeing, boating or skiing.
* Indigenous Wildlife Rescue, Rehabilitation & Re-introduction Way Station: The resort will make available adequate space for a fully licensed and experienced P.E.T.A approved outfit to conduct ongoing rescue, rehab recovery and eventual re-introduction of area wild life in need.

?
THE COMPANY?S PROPERTIES

BEAR VILLAGE ASSET HOLDINGS ? TN, LLC

BEAR VILLAGE ? TN is strategically located near wildlife habitats, the Smokey Mountains and hiking trails while the resort itself includes:

* 80,000 sq. ft. Indoor Water Park
* Condominium Development
* Time Share Units
* 250 Room Uniquely Themed Hotel
* Entertainment/Retail Areas
* Family Oriented Entertainment and Dining
* Family Entertainment Center.

The Resort will be constructed at 520 Historical Nature Trail just off of the intersection of RT 441 and Airport Road and in downtown Pigeon Forge TN.  Centrally located within the Sevier County Tourism area, the Resort will bring much needed family focused experiences to the region.
..
The location is ideally located near the major intersection in Pigeon Forge and next to the Dollywood theme park, which serves as a major destination area and tourism center for the region. Pigeon Forge receives over 9 million visitors per year.

The Resort would be completed as Phased Development. Phase I will be developed consisting of 2 buildings each with 50 (3 unit lock-outs) 1,210 sq. ft. Condos.  Phase II will be the development of Resort amenities including the
Indoor Water Park, Family Entertainment Center and Meeting Space, Retail and Restaurants. In addition, a 250 room lodge would be completed. The Lodge, Condominium operations and amenities will provide the $100 million dollar resort project with over $10 million (stabilization +2 years) in operational income per year.  The Resort will contain the following: 250 Deluxe Themed Hotel Units and Suites, a 90,000 sq. ft. Family Entertainment Facility
including a family arcade center, 80,000 sq. ft. Indoor Water and Adventure Park, themed restaurants, gift shops, retail shopping and other family-oriented entertainment venues.

This resort will benefit from a highly desirable location and unique to the market programming which is designed to produce a higher than average return on investment. To achieve this, the experienced management team will take advantage of the ability to service numerous market segments allowing for optimum performance through yield and rate management.

The Condominiums will sell for an average $495,000 per Unit. Sales commission will be $30,000 per Unit. We have an estimated construction Cost of $197,000 per Key. Total Construction Cost will be $19,654,000.

Total Revenue from Condo Sales $495,000 (per unit) X 250 units =$123,750,000
Less Sales Commission$  7,500,000
Less Marketing Cost$  2,500,000
Less Construction Cost (construction plus Development Costs$49,250,000
Cash Available for debt servicing$64,500,000

Location:

Map-Radials

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Map ? Drive Time Radials

Map ? Local Area

Aerial Image ? Site Location Within Neighborhood

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Rendering

FACILITY OVERVIEW

BEAR VILLAGE will feature:

* 250 Room Full-Service Themed Hotel
* 100 Condominium Units in Phase I
* 150 Condominium units in Phase III
* 250 Time Share Units
* 90,000 sq. ft. Family Entertainment Center
* 80,000 sq. ft. Indoor Water Park
* 15,000 gallon aquarium
* 20,000 sq. ft. Conference Center
* 2 Restaurants
* 10,000 sq. ft of Specialty Retail

The Hotel at BEAR VILLAGE will feature 250 beautifully appointed themed guest rooms and suites.  From an overnight stay, educational field trip, to a family reunion, you will find the hotel perfect for your needs.

The suites will include:

* Deluxe Rooms and Two Bedroom Units ? Each oversized room and suite will be tastefully decorated with bear and smokey mountain touches , designed with the family in mind and constructed with the most durable goods for high occupancy levels.
* Serta Master Suite King or Queen Beds
* Terraces with exceptional views (available with some rooms)
* 300 Count Egyptian Cotton Linen Package with overstuffed duvets and A Pillow Towers. The bedding package will be soothing and comfortable. Guests will also have the option of requesting pillows in a variety of firmness levels.
* Oversized Queen size Sofa Sleepers
* Upgraded Bathrooms:
o Deluxe Shower Head and Control Features
o Lighted Adjustable Makeup Mirrors
o Larger Granite Vanity Tops
* Granite Wet Bar Areas With  Microwaves & Refrigerators
* Tech Savvy Room Features ?
o 40+? LCD Televisions with front AV inputs
o RF and Electronic Door Locks
o I-Pod docking stations at all clock radios
o Wired and wireless high speed internet

The Hotel will also feature:

? Full Service Restaurant ? Featuring Upscale Family Friendly Menu
? Sports Pub
? Additional Food Kiosks (Coffee Bar, Grab N Go, Dessert Bar etc.)
? Concierge Desk ? Featuring Dream Makers
? Business Center (a larger business center will be available at the Summerfield Suites)
? Laundry and Valet Service
? GEM Guest Service Program
? Green Program

Food, Beverage & Catering Production

Located within the Resort will be multiple food and beverage outlets.  Besides the more traditional full service restaurant and lounge, there will also be several kiosks that will offer the latest trends in novelty food and drinks.
Food and beverage outlets will be strategically located to provide an optimum guest experience while maximizing efforts to consolidate kitchens, storage and operational costs.

Restaurant

Within the themed independent full service hotel at BEAR VILLAGE there will be a full service restaurant. The restaurant will seat 300 in the main dining area with additional seating available at the attached sports bar.
Additional seating will be provided seasonally along the terrace. The restaurant will be thoughtfully designed in the theme of the resort.  The full service restaurant will be open for breakfast, lunch and dinner daily.  In keeping with the resort?s theme, menus will offer individual entrees as well as family style entrees.

The dinner menu will change seasonally while breakfast and lunch menus will be updated twice a year. The menu will consist of items made from scratch daily by our skilled culinary team.  Produce, dairy, meat, and paper will be purchased from local vendors as much as possible. The restaurant will utilize a national food service vendor for a majority of its products.

Guests will have the availability to order room service from the full service restaurant and lounge.

Sports Bar

The Resort?s sports bar will share a common wall with the full service restaurant.  Open early afternoon through late evening the sports bar will also offer the lunch and dinner menus from the adjoining restaurant.  The sports bar will then offer a limited late night finger food menu after 10:00 p.m. The sports bar will be heavily themed and offer a variety of specialty drinks served in souvenir glasses and mugs.  All specialty drinks will also be available in a non-
alcohol version.

The sports bar will offer entertainment weekly.  The entertainment will range from acoustic groups to disc jockeys.
Multiple video screens will be carefully located to allow for the displaying of various sporting events without affecting the overall ambiance of the lounge.

Family Entertainment Center

? A wide range of state of the art arcade video games
? Pool Tables
? Bowling
? Shuffleboard
? Entertainment

The Shoppes at BEAR Village

The Shoppes at Bear Village will be a 10,000 sq. ft. mixed use facility located on the Resort?s campus which will include multiple specialty retailers. The upscale feel of The Shoppes at BEAR Village will be carried over in the outdoor terrace seating for both the restaurants and the habitat areas.

OPERATIONS

BEAR VILLAGE will be located in Pigeon Forge, TN. The individual components of the resort will have varying hours of operation.  There will be multiple access points to the Resort property.  All lodging areas will have secured access via electronic card key locks.  Separate parking and service drives will be established for staff parking and deliveries.

All efforts will be focused on creating seamless operations between the individual Resort components.  All Resort staff members will be expertly trained to provide accurate and knowledgeable information about all Resort areas.
Signage and all printed collateral pieces will also communicate a message of seamless operations.

Hours of Operation

The Resort?s wide array of attractions and facilities will offered varied hours throughout the year.  The operational hours will be carefully determined after taking numerous factors into consideration. Ultimately hours of operation will be tied directly to overall demand.

Hotel

The themed hotel will be open 24 hours a day, 7 days per week.  The hotels will operate at close to peak conditions year round with the highest demand periods typically based around school breaks and conference and convention months.

Family Entertainment Center

The FEC will be open 7 days per week 9:00a.m. to 12:00a.m.  On Fridays, Saturdays and Holiday periods, the arcade will operate from 9:00a.m. to 12:00a.m. or later if business warrants. Marketing of ?lock-in? parties will generate additional business to take place after hours when the FEC is typically closed.

Retail Shopping

The Shoppes at BEAR Village will generally be open 10:00 a.m. ? 9:00 p.m. Monday through Saturday and 12:00
p.m. ? 9:00 p.m. on Sundays.  Some shops will be closed on various holidays throughout the year, but leases will be written to ensure that at least some shops are open to Resort guests every day of the year.  Shop hours will also generally increase around the Christmas Holiday shopping season and special Center wide sales periods.

Restaurants within the Center will be open 365 days a year and will be required to be open extended hours as needed.

Operating Philosophies ? Creating the Best Guest Experience

Today?s guests are more demanding than ever. Guests are well educated and need to feel as they are in control at all times.  It is important to realize that it is no longer just about providing excellent guest service, but rather in today?s age it is critical to provide a POSITIVE GUEST EXPERIENCE.

The guest experience starts from the first message a potential guest ever receives regarding BEAR VILLAGE, through the reservation process, every moment of the physical trip and then the messages received after their trip.  A guest experience is all encompassing and never ending.  With this in mind, BEAR VILLAGE is dedicated to providing the ultimate guest experience to every guest during every visit.

Successful operation of BEAR VILLAGE will be critical in the Resort?s ability to be profitable.  Enormous care and effort will be placed upon ensuring the highest level of professional ?guest obsessed? service is consistently delivered. The direction and leadership provided by Fairview Hospitality will be paramount in achieving the needed operational success.  Planning, organization and execution will be the cornerstones of this success.

Management

A highly skilled ?leadership? team will be assembled to provide the day to day management and direction of the
Resort (Resort consisting of the hotels, indoor water park and indoor theme park).  Individuals chosen for this team must have the necessary skill set and demonstrate the ability to be an effective leader.

The management team will utilize a hands-on approach and will spend the majority of their time directly communicating and interacting with guests and staff alike.  The executive level managers will inspire line level managers to be true leaders by acting as: manager, psychologist and cheerleader all at the same time.  Fairview
Hospitality will provide the necessary leadership to ensure that the onsite team makes decisions that lead to positive actions, act as role models for saving time and money, demonstrate a consistent delivery of the ?guest obsessed?
service model and how to  understand people?s motivation and how to melt resistance.

The management organizational chart includes an overall Resort General and Assistant Manager. These key individuals are directly responsible for mentoring and monitoring the performance of all other managers as well as reporting to Fairview Hospitality.

Client Interactions

Guest Obsessed Service

BEAR VILLAGE will be known for its ability to transport guests to a world away not only because of the visual environment and the facilities but also because of the guest obsessed service that they receive from every staff member each and every day.  The guest obsessed philosophy is deeply rooted in the sincere belief that each and every staff member?s paychecks are signed by the guests.  The guest obsessed service philosophy is a culture that is implemented through orientation and training and carried on every day through monitoring and coaching.

Each member is an equally important link in the guest obsessed culture. Even staff members who may rarely see a guest are trained and constantly coached on their importance to the overall guest experience.

Continuous Improvement ? Guest Experience Based

Even before BEAR VILLAGE opens, a continuous improvement team will be implemented to ensure processes and procedures are followed in day-to-day operations.  The Guest Experience Improvement Team constantly evaluates the feedback from surveys and guest relations issues to strive for a better process tomorrow. Teams will be comprised of staff and management at each Resort component.

BEAR VILLAGE will never rest on the World Class Reputation that it will earn during opening. Instead the Guest
Experience Improvement Team will meet biweekly to determine the ?dirty dozen? of guest service issues and or concerns.  The team will submit to the Resort management a plan of action to remove each item from the ?dirty dozen?.

Human Resources and Training Philosophies

The fundamental philosophy of the human resources team at the Resort is; if you take care of your associates they will take care of your guests.  With that in mind a comprehensive human resources program will be developed and implemented. An emphasis will be placed on proper recruitment, training and retention.  Focusing on these areas of human resources will allow the resort to develop a seasoned team of staff members that can provide the ?Guest
Obsessed? approach to seamless operations.

Potential candidates for staffing positions will go through a series of behavioral interviews designed to examine how a candidate will react in certain situations. All candidates will then have to successfully attend an associate orientation program before position specific training.

Training programs will include initial position specific training, ongoing teachable moments and the Hospitality
Spirit programs.   The management team will ensure that the four step training method is utilized in all training programs.

Besides hourly training programs, the management team will receive ongoing training on a monthly and quarterly basis.  The members of the management team will receive training on time management, how to train, critical decision processes, resolving conflicts and much more.

Retention programs will be developed to increase the ?buy in? each associate and manager has with the Resort.
Staff members will receive unique ?perks? in addition to their hourly wage or salary.  Perks will include: free or reduced use of all Resort activities, intramural athletic leagues, and company sponsored family activities, scholarship programs, semiannual Resort-wide celebrations and much more.

Prior to opening a friends and family series of ?dry runs? will take place in all operational areas to provide real practical experience to the opening staff.  Staffing levels during the opening period of the Resort will be intentionally higher to ensure the level of desired services for our initial Resort guests.

Employees: Actors on a Stage

The development of the Resort will provide careers with advancement opportunities for many local residents.  It is anticipated, when fully operational, BEAR VILLAGE will have four hundred (400) full and part time associates in different departments of the Resort.

We will be an equal opportunity employer and our criteria for employment will encompass the skills and attitude needed to provide a family friendly environment.  Our staff will be chosen based upon our history of hiring staff that always strive to consistently ?live? the experience we are striving to provide.

All employees will be hired under strict hiring guidelines that select candidates who demonstrate the proper skill sets needed to deliver a superior guest experience. Employees will be orientated and trained in programs that educate them to the importance of the ?show? experience and that they are truly ?actors? on a large stage producing memories in everything that they say or do.

Continuous Improvement - Employer/Employee Based

BEAR VILLAGE will be recognized locally, regionally and within the nation as an employer of choice.  The complex will operate under the guiding rule that ?If you take care of your staff, your staff will take care of your guests?.  A committee of employees representing the entire Resort will be established to chart a course of continuous improvement for BEAR VILLAGE as an employer.

The Employee Continuous Improvement committee will set forth an agenda that addresses concerns from fellow employees in regards to safety, security, fair working practices and how to build a better culture for overall morale.
Members on this team will meet biweekly and will serve on the committee for no longer than four months.

Hotel Operating Philosophies

BEAR VILLAGE will include a 250 room independent themed hotel. The hotels will be managed to consistently exceed the guest?s expectations. The hotels will operate as such to provide Resort guests with a seamless experience.

The success of the hotels will be defined by the ability to provide a rewarding experience through a clean, well maintained room and the delivery of professional ?guest obsessed? service and amenities. The hotel management team will motivate and manage a staff of professionals that will strive to consistently provide all of these.

Upon arrival a guest?s last name will be obtained through a warm greeting.  Then at every occasion each guest will be respectfully addressed by their last name.  Every staff member will receive ongoing training promoting the
BEAR VILLAGE ?Guest Obsessed? service approach. Specific service programs will be written and executed by department (example:  The front desk agents will provide several dining options and offer to make reservations to all arriving guests. Housekeepers will be trained to provide a different ?special touch? item to a stay over room each day).

Cleanliness and upkeep of the rooms is the other ingredient to the successful operations of the hotels.  During the planning and design phase careful consideration will be given to using finishes and case good that will provide a durable product that will maintain its luster for years to come.

Profitability will be maximized through the combination of well executed sales and marketing plan, an aggressive yield management strategy and the daily monitoring of all controllable expenses.

Maintenance Operating Philosophies

Extensive preventative maintenance schedules will be established prior to opening. This will allow for safe operations as well as to ensure that all equipment and attractions will reach their useable life span.  Keeping equipment in pristine operating condition will assist in producing a positive guest experience as well as reduce long term maintenance operating costs.

Energy Operating Philosophies

As energy costs continue to rise, it will be critical for constant monitoring of energy costs, usage, and analyze for areas to reduce and or conserve.  Annual audits will be performed to provide an accurate assessment of the results of all conservation efforts.

Equipment will be maintained in optimal condition to not only ensure the life expectancy of the product but to achieve the optimal level of performance from same.

Procedures will be developed to ensure that equipment and facilities operate under

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BEAR VILLAGE ASSET HOLDINGS ? GA, LLC

BEAR VILLAGE ASSET HOLDING- GA, LLC is located north east of Atlanta with access to hiking, golf resorts and habitats while the plans for the resort itself include:

* 80,000 sq, ft. Indoor Water Park
* Condominium Development
* Time Share Units
* 250 Room Uniquely Themed Hotel
* Entertainment/Retail Areas
* Family Oriented Entertainment and Dining
* Family Entertainment Center.
* Indigenous Wildlife Rescue, Rehabilitation & Re-introduction Way Station

The development of this property will proceed substantially identical to the description of the Tennessee facility.

Phase I will consist of 2 buildings each with 50 (3-unit lock outs) 1,210 sq. ft. condos

Phase II will consist of the Lodge, Indoor Waterpark, Restaurants, Family Entertainment Center and Main
Lobby/Welcome Center and Sales Offices.

BEAR VILLAGE ? Commerce, Georgia Resort Features:
The Resort to be constructed at in Commerce, Georgia. The location is located within driving distance from Atlanta,
GA and Greenville/Spartanburg, SC. Commerce GA projects to receive over 7 million visitors per year.

Similar to the Pidgeon Forge Resort, Commerce, GA would be completed as Phased Development. Phase I will be developed consisting of 2 buildings each with 50 (3 unit lock-outs) 1,210 sq. ft. Condominiums.  Phase II will be the development of Resort amenities including the Indoor Water Park, Family Entertainment Center and Meeting Space,
Retail and Restaurants. In addition, a 250 room lodge would be completed. The Lodge, Condominium operations and amenities will provide the $100 million dollar resort project with over $10 million (stabilization +2 years) in operational income per year.  The Resort will contain the following: 250 Deluxe Themed Hotel Units and Suites, a
90,000 sq. ft. Family Entertainment Facility including a family arcade center, 80,000 sq. ft, Indoor Water and
Adventure Park, themed restaurants, gift shops, retail shopping and other family-oriented entertainment venues.

This resort will benefit from a highly desirable location and unique to the market programming which is designed to produce a higher than average return on investment. To achieve this, the experienced management team will take advantage of the ability to service numerous market segments allowing for optimum performance through yield and rate management.

The Condos will sell for an average of $395,000 per Unit. Sales commission will be $30,000 per Unit. We have an estimated construction Cost of $197,000 per Key. Total Construction Cost will be $19,654,000.

Total Revenue from Condo Sales $395,000 (per unit) X 250 units =             $98,750,000
Less Sales Commission       $  6,000,000
Less Marketing Cost       $  2,500,000
Less Construction Cost (construction plus Development Costs               $43,750,000
Cash Available for debt servicing      $46,500,000

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MARKET OPPORTUNITY

Covid19 is changing the manner in which families vacation. Crowded planes, airports and other opportunities to violate social distancing protocols will limit the distance families will travel and the manner in which they travel. A diversified resort, within a reasonable drive from home, will present a low group interaction, high family interaction opportunity. BEAR VILLAGE Resorts will implement strict cleaning and sanitizing procedures across the resort.
In addition to Covid19 the rapidly increasing costs making visiting the typical destinations of Florida and California too expensive for average families, more and more are traveling within a day?s drive for their vacation/recreational needs.

This clear trend toward regional travel allows busy, hard-working American families to make more frequent trips of shorter durations, providing a needed break from the routine without breaking the bank. Key to this trend are resort destination locations that offer additional activities for the family. Destination Resorts with unique offerings fill this need.  Additionally, BEAR VILLAGE Resorts offer the market a unique offering that compliments the elements that already make Pigeon Forge, TN, Commerce, GA and similar locations tourist vacation destinations.

Indoor water parks have expanded in recent years, bringing resort experiences, nature-themed getaways, and favorite characters to receptive markets. As 2020 dawned, the prospects looked bright for the global water parks industry following two decades of growth. In the United States alone, indoor and outdoor water park openings were expected to ?total over $1 billion in investment in 2020,? according to David J. Sangree, president of Hotel & Leisure
Advisors, in the hospitality consulting firm?s ?2020 U.S. and Canada Waterpark and Resort Trends? analysis.
Market watchers were keenly awaiting indoor water park launches, including the Kalahari Resort in Round Rock,
Texas, and Great Wolf Lodge in Manteca, California.
According to David Sangree of HLA, At the beginning of 2020, the continuing trend of two decades of growth was expected in the waterpark industry. Major projects will open throughout the United States in both the indoor and outdoor waterpark categories totaling over $1 billion in investment in 2020. Fourteen new standalone waterparks and one resort with outdoor waterpark are anticipated to open. The indoor segment will total square feet of new waterpark space in 17 properties.
As of February 2020, the United States and Canada had a total of 1,175 waterparks. Twenty-six of those properties opened in 2019. More than half of these openings were in the standalone outdoor segment (the most popular waterpark segment), with four new private facilities and 10 new municipal facilities. Eight openings contributed to the indoor supply, and four resorts opened new outdoor waterparks.

The trend of successful indoor water parks focuses on a complete guest experience. The incorporation of Adventure
Park elements into the indoor water park coupled with an expanded set of experiental activities like the bear habitat will run through the entire resort.

BEAR VILLAGE is perfectly positioned to capitalize on the learning?s from the Destination Resort industry and create a unique resort that will drive guest visits through interactive learning, environmentalism, and wildlife exposure in a highly themed environment.

Both the State of Tennessee and Sevier County have experienced consistent growth in the leisure tourism sector over the past several years. The area has emerged as a significant tourist destination and boasts a strong infrastructure that further supports the growth of the industry. Overall, the tourism outlook is highly positive. Based on our analysis of the area, the market bodes well for the development of a destination resort.

Tennessee Resort Market

Sevier County is located in eastern Tennessee, approximately 26 miles southeast of Knoxville. Located off of exit
407 of Interstate 40 and bounded by mountains and waterways, Sevier County is known as the "Gateway" to the
Great Smoky Mountains National Park. With the cities of Sevierville, Pigeon Forge and Pigeon Forge surging with growth and development, Sevier County has become a major tourist destination boasting flourishing attractions, entertainment and hospitality venues.

The area has steadily grown over the past 20 years to become a major tourist destination.

Number of recreational visitors to the Great Smoley Mountain National Park in Millions

The increasing popularity of destination resorts is most clearly demonstrated by the indoor water park industry. This success of the destination resort business is typified by the indoor water park concept?s success in the Wisconsin
Dells, Wisconsin area.  A study of the Dells? lodging industry reveals that 18 resort/hotels with indoor water parks account for 85 percent of the market room revenue, while 44 hotels/properties without indoor water features account for the remaining 15 percent.  As a group, the indoor/outdoor water park resort/hotels in the Dells had a combined occupancy rate approximately 27 percent higher than the rates of the other 44 hotels/properties.  In addition, the average room rate was almost $70/room per night higher for those resort/hotels associated with water parks as opposed to those without a water park.  Given this performance and success within the Dells, it is little wonder that the concept is proliferating throughout the country at an astonishing rate.

The success of the Dells is transferable and repeatable in other markets where several key components exist. These include regional population totals, numbers of households, families with children under the age of 14, household incomes, and, of course, the mix of visitors to each market (including business travelers, meeting attendees, touring social groups, and leisure travelers).  Each market needs to be analyzed in-depth to measure the demand for an destination resort.

Our Resort?s location in the center of Pigeon Forge offers a great access, and is within a few minutes of many major successful tourist destinations including the Ripley?s Aquarium and Ober Pigeon Forge, Dollywood and more.
Sevierville has a consistenly growing number of visitors which averages over 15 million people per year. The location is ideally suited to service multiple travel segments year round.  The Resort?s location is in the heart of a rapidly developing tourist region that is experiencing growth.

Travel trends continue to quickly change.  The increasing costs of living and transportation have created increased demand for entertainment, activities and travel options closer to home. BEAR VILLAGE and Resort will benefit from the ability to provide the optimum environment for a ?Staycation?.  Every visitor to the Resort will have the opportunity to take part and engage in daily activities that are designed to create a ?cruise ship? on land environment.  The location will also benefit from the adjacent tourist attractions which will allow Village guests the ability to ?Hub and Spoke? tour greater Sevier County and the Smokey Mountain region.

With an opening date of Spring-2022, BEAR VILLAGE will be the first indoor eco and education focused resort currently planned or open in Region.  We expect that our forward thinking and development of one of the most
unique resorts in the country will create a considerable deterrent to entry for other competitors.   We also believe
that the regional market characteristics and the number and demographics of the tourists to the area ensures the
Resort?s success and long term sustainability.

BEAR VILLAGE will be developed as a mixed-use facility which will include an independent full-service hotel,
Indoor Water Park, Family Entertainment Center, and unique Restaurants.

BEAR VILLAGE will be a unique drive-to destination resort dependent on providing quality guest experiences through genuine hospitality and an exciting facility that will feature an array of attractions and family activities.

The Resort has been masterfully programmed to provide numerous leisure demand generators within the master plan to provide adequate four season weekend occupancy to enhance the existing weekday business demand.

Designing a successful resort requires carefully-planned facilities with appropriate attractions and revenue centers presented in a themed environment that encourages repeat business. BEAR VILLAGE will be successful by its ability to attract the group business during the week and the leisure traveler over the weekend.  The Resort has an ideal location in the heart of the Smokey Mountain tourist area.

Guests at drive-to destination resorts tend to include a higher number of occupants per room, stay a greater average number of nights, spending a greater average daily rate and achieving higher per capita spending while at the property. Through proper yield and rate management the Resort can optimize its bottom line.

The overall layout of the resort will create a breathtaking environment for the whole family. It will contain creative designs, a conceptual theme, interactive activities, exciting vistas, and educational opportunities in all areas.

Georgia Resort Market:

Commerce, GA is located in Jackson County located in approximately 60 miles northeast of Downtown Atlanta.
Located off of I-85 the trip from Atlanta and Greenville/Spartanburg SC are easy drives to escape the city life.
Family attractions include:

? Hurricane Shoals Park. This park includes outdoor play areas, trails, the ?Heritage Village?, and the shoals water feature. In September the Park sponsors a BBQ and bluegrass festival.
? Fort Yargo State Park. A 1,816 acres wildlife park with a 260 acre lake that offers boating, swimming and hiking.
? State Botanical Garden of Georgia. This garden is a 313 acre preserve set aside by the University of
Georgia.
? University of Georgia. The Bulldog Campus is a short 25 minutes away where families can attend activities and fall SEC football games.
? Elachee Nature Science Center. The Science Center offers summer camps for children as well as hiking trails, an interactive educational program, biking and a small lake.

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INDUSTRY ANALYSIS

Trends are very important. BEAR VILLAGE must be positioned to capture the consumer seeking a unique vacation
experience.   The varied selection of components and amenities will attract regional vacationers as well as the local residents.

BEAR VILLAGE will utilize the synergy created from the elaborately themed surroundings and assortment of world class attractions to entice a wide variety of demographics that will patronize the Resort.

Newly constructed regional travel destinations are experiencing tremendous growth within North America. The largest growth has been experienced by resorts and or destinations that feature year round authentic attractions with lodging.  Many factors contribute to the increasing success of such destinations, these include:

o Reduced Travel Transportation Costs ? Travelers are reducing the amount they are willing to spend on transportation costs in regards to traveling. Increased costs in fuel and related expenses are keeping travelers closer to home.

o Reduced Trip Duration ? The length of trips has drastically reduced over the past several decades.  Due to increased demands for time, many travelers have found that it is not feasible for them to take trips in excess of four days.

o Increased Frequency of Shorter Trips ? Similar to the factor mentioned above many travelers have adjusted to taking more frequent, but shorter trips.  Since the trips have decreased in length of duration, many travelers have focused on taking more frequent trips to regional destinations.

o Escape and Relaxation -  Regional resorts are seeing increased visitation due to the fact that they allow everyone to still enjoy the feeling of getting away from reality while only being a short drive away.  Successful regional resorts are taking the atmosphere, amenities and service to world class levels further providing the guests the feeling of being away from it all.

o Weather Proof Fun - Newly constructed indoor/outdoor resorts are finding success in acting as vacation insurance to their clients.  These type of resorts do well year round because a traveler will have peace of mind when they know that weather cannot play a role in their family?s experience.

o Year Round Operations ? There has been a marketable shift in the way that North America works and plays. Schools and educational institutions continue to drift from the traditional calendars of the past.  Summer breaks and vacations are shorter and there are more days given off throughout the year. This is a huge benefit to any regional tourist destination that can offer year round operations.

o Increased Spending On Quality Family Experiences ? Parents of all demographic and backgrounds continue to increase spending on family leisure activities that involve safe family orientated experiences.  Newly developed regional destinations ranks high in preference largely due to convenience.  Also, most well planned resorts are careful to select components and attractions within a resort that will allow a family to experience most of the resort together (i.e. not too many attractions that are thrilling for kids but scare parents, or not too many attractions with height restrictions that exclude too many younger visitors).

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COMPETITIVE ADVANTAGE

BEAR VILLAGE will have numerous advantages over the competition.  The facilities will be developed with many unique and entertaining features including amazing special effects features such as a talking rock wall, holograms of wildlife projected into several features and many others.

The Resort?s location is central to a very large population and several major metropolitan areas.  There are over 10 million residents located within 180 miles of the resort.

Another competitive advantage will be the unique combination of elements that the Resort will have to offer. BEAR
VILLAGE will provide many options for families and adults that do not exist at other resorts.  Combining all of the features of the resort, a typical guest will find that their entire vacation can be spent at our Resort.  All inclusive packages will be marketed and sold to guests who want the ability to enjoy a variety of experiences while remaining centrally located in comfortable surroundings.

Finally, one of the most important competitive advantages will be the focus on ?Guest Obsessed Service?.  The management and staff at BEAR VILLAGE will be carefully chosen and receive exhaustive training in all aspects of
?Guest Obsessed Service?, providing the best guest experience possible.

?
COMPETITORS

While no other bear habitat or wildlife focused resort is open in the immediate market, there are several operating resorts within the Sevier County MSA and there continues to be growth of this segment within the hospitality and resort industry would indicate that another will open within the market.

BEAR VILLAGEs opening will provide a substantial barrier to entry, however our long term success will be dependent upon our competitive advantage of operating a world class resort catering to the modern family of today and offering unsurpassed guest service.

With an opening date of mid 2022, our Resort will be the first Indoor Water park resort currently planned to open in
Pigeon Forge TN.   We expect that our forward thinking and development of one of the most unique resorts in the country will create a considerable deterrent to entry for other competitors. We also believe that the regional market characteristics and the number and demographics of the tourists to the area ensure the Resort?s success and long term sustainability.

BEAR VILLAGE will contain program elements and features that will uniquely position the resort within the region.  As mentioned numerous times throughout this offering, the combination of the resort with the FEC and
Water Park provide for numerous competitive advantages.

?
MARKETING PLAN

TARGET DEMOGRAPHICS

Leisure travelers will account for the majority of the guests attending the BEAR VILLAGE.

Family - This segment will primarily come from within a three hour drive of the Resort. This segment will attend heavily anytime school is not in session.

Groups - This large segment will consist of a variety of sub segments.
Leisure Market including: School/Educational, Church, Girl and Boy Scouts and other social, neighborhood and family groups. This segment of customers will also primarily come from within a three hour drive of the Resort.
This segment will provide business throughout most of the year.

Religious and Group Outings -  The Resort will benefit tremendously from the current city wide event that already occur in Sevier County. Churches and individuals will book rooms for stays during tournaments, camps and for other events.

Couples/Singles ? A smaller segment that can provide for additional business during shoulder days and seasons.

Extended Stay Corporate ? The Resort will actively market to this segment which comes from guests staying more than 3 consecutive nights.

REVENUE OPPORTUNITIES

Within each segment listed above will be opportunities to drive revenues through a variety of visitation opportunities.  These include:

Overnight Resort Packages ? Packages will include accommodations and participation in the Bear Experience.  This group may also include meeting, conference and social event Resort guests who wish to have Habitat access included in their rates.

Overnight Resort Guests ? Individuals and groups who utilize Resort accommodations but do not have habitat access included in their rate.  This group will also include meeting, conference and social event guests not wishing to utilize the water park.

Day Pass Visitors ? Day pass visitors are guests who buy admission to the habitat(s), but do not spend the night at the Resort.  This group will be comprised mostly of tourists staying within a 30-minute drive of the Resort.

Day Pass Group/Party Visitors ? This group is comprised of: birthday parties, church groups, girl and boy scouts, after hour social events and many others. Guests in this category will spend anywhere from several hours to an entire day in the habitat(s) and they primarily travel up to three hours.

Corporate Transient ? Guests within this category typically will book their own reservations without benefiting from an outside sales effort.  This group will include advance bookings and walk in traffic.

Corporate Group/Sales ? Guests within this category typically are booked through the effort of the sales department.
Guests within this group come from locally negotiated rates and through singular group bookings.

Banquet Business ? Weddings, reunions, holiday parties and other social type banquets will generate business that may or may not include room nights.

Church & Education Related Bookings ? Business from this complex segment include; individuals/teams participating in educational programs, individuals/groups participating in eco tourism taking place at the habitat, individuals/teams in the region for tournaments/activities at other facilities.
?
ADVERTISING/COMMUNICATION PLAN

Fairview Hospitality will retain a Marketing Public Relations Firm to establish a unique and appealing brand image to set us apart from our competitors.  Fairview Hospitality will develop a marketing communications program that will generate heavy promotional exposure during the soft and grand opening phases using a combination of earned media publicity, paid advertising, direct marketing and special events.  After the initial opening, a sustaining, more modest marketing campaign will be employed to continue ongoing promotions in order to maintain top-of-mind awareness among the community.  Marketing objectives will be tracked, reviewed, evaluated and modified, if necessary, on a quarterly basis to ensure efficiency and accuracy.

BEAR Village guests are often ?just looking? when they call the reservation center.  From the moment the call is answered the caller wants to be catered to.  They expect knowledgeable friendly agents that begin to create a
memory and set the tone for the upcoming visit.   Our most important advertising will begin after our first guests experience the service, atmosphere, quality, and excitement and return home telling their friends, family and co-
workers. Our promotions will focus on delivering a message of ?Every guest is a very special guest.?  Staff will be trained to recognize and greet customers as they arrive and throughout their stay with the BEAR Village Spirit
Program.

Word of Mouth Advertising ? Word of mouth advertising will account for over 50% of the calls generated to the reservation center.  Excellent word of mouth advertising will be generated from the results of operational superiority.  A myriad of printed collateral pieces will be available to our guests knowing that they will take the literature home to share with others.

Direct Mail ? The marketing effort that will generate the highest percentage of return on investment will come from expertly produced and well-placed direct mail postcards and letters. Different direct mail pieces will be produced and directed at targeted audiences.

Broadcast / Print ? A deliberate balance of print and broadcast marketing efforts will be used to initially create and build the Resort?s image and presence. Later efforts will provide for the consistent reinforcement of the same.

E-Media ? A user friendly and entertaining web site will be created and maintained.  This marketing tool will be utilized by many different market segments and will provide invaluable information to all guests.

Electronic messaging will also be used to deliver ?e-mail? blasts that quickly reach a targeted customer base with offers and specials.  This marketing tool can quickly build business on slower or shoulder days and weeks.

Direct Sales Efforts ? A team of sales professionals will be assembled for the task of direct sales/marketing to groups of all sizes. (See section 5.2)

The sales / marketing team will take part in weekly meetings between the on-site staff and the management company.  During the weekly meetings sales forecasts, call and productivity reports and the marketing calendar will be reviewed. Adjustments will be made and future promotions/campaigns developed.

?
DIRECT SALES STRATEGY

BEAR VILLAGE?s direct sales efforts will be a combination of inside and outside sales.  The resort will have a
Director of Sales located on site who will oversee the daily operations of the sales and marketing efforts as well as the reservation center.

Weekly meetings will take place to monitor the success and performance of the sales team and its efforts.
Adjustments to the sales efforts and long term marketing strategy will develop as a result of these meetings. The weekly meetings will include a representative from the management company.  The additional leadership provided will benefit the entire sales team.

The sales force will have individuals responsible for soliciting and booking business from different target segments.
Sales positions will include:

Corporate/Business Group    Corporate/Business Extended Stay
Meeting/Banquet     Social Group
Birthday/Group     Motorcoach/Church

Direct outside sales efforts will target companies and groups.  Solicitation will take place offering all the components of the Resort a la carte and in packages. The outside sales staff will also make presentations and attend relevant trade shows.

Forecasts will be generated at the corporate level and a revenue management strategy will be constantly updated and monitored for performance.  All efforts will be placed on building a daily base business and then capturing the highest rates possible.

The inside sales efforts will include the aforementioned positions receiving leads through contacts made directly to the property.  A follow up and trace system will assist in generating repeat business.

Another component of the Resort?s sales strategy will be the efficient operation of the on-site reservation center.
Supervised by the reservation manager, the call center will receive calls from guests wanting to book some type of business at the resort. Calls coming into the reservation center are crucial to the success of the Resort. Achieving a higher than industry standard conversion ratio will be a result of carefully selecting and successfully training a dedicated reservation center staff.

The call center will book business at most of the Resort?s revenue centers and will be responsible for offering upgraded packages to each caller.  Packages pre-sold to future guests will provide a positive contribution to the per capita spending that takes place at the Resort.

CATERING SALES

Where You Need To Be
The BEAR Village is conveniently located just a short drive from numerous major corporations, universities and commercial areas.  The Resort is easily accessible to major metropolitan markets such as Knoxville, TN.  The unique blend of mixed use features at the Resort will make the BEAR Village and Resort a premier destination draw for: conferences, meetings and social functions from the entire region.

Where You Want To Be
After a full day of meetings or celebrating with family and friends, you can spend the night enjoying the wonderful facilities at the connected hotels.  The Resort?s facilities include restaurants, lounge, retail and mountain top dining, and much more all located within the Resort grounds.  Attendees can fit a little rest and recreation into their schedule and find themselves close to anything they can think of.  Located just minutes from a variety of other tourist destinations, the resort is a perfect vacation destination.

Reservation Center Sales/Marketing
BEAR Village will have an independent reservation center located within the Resort complex.  The staff will be employed by the Resort and professionally trained in marketing and selling the amenities and packages of the
Resort. Reservation center staff will employ the ?Guest Obsessed? Service philosophy in up selling packages to perspective guests.

The importance of the reservations department is highly critical to the overall success of the project.  Reservation agents are primarily the start of the guest experience cycle.  They must be well trained in ?painting a highly desirable picture? to each and every caller and then finding what motivates each caller to make a reservation.
Reservation agents are constantly monitored for quality assurance as well as for ongoing training purposes.

The art of rate yield management is typically conducted by the reservation center manager who is closely monitored by the resort manager and their Fairview Hospitality project manager.  Weekly calls are conducted to monitor the progress of occupancy and average daily rate maximization.

The potential for profitability is further realized from the maximization when reservationists sell upgraded packages on top of their rack rate package.  Upgrades will included additional amenities and attractions that add perceived value to the guest while providing additional guaranteed revenues from realized and unrealized sources.

?

THE COMPANY?S PROPERTY

The company currently has deposits on the Tennessee and Georgia properties with closing scheduled before the end of 2020.

?
CONFLICTS OF INTEREST

We are not aware of any conflicts of interest between the founders of Bear Village, Inc. and the founders. Potential sources of conflicts are discussed below.

General

Bear Village, Inc. is the parent company of the Bear Village Asset Holdings Companies and the founders of Bear
Village, Inc. currently hold all of the companies issued Common Stock. At the current time management contracts have not been negotiated but could result in conflicts if the current shareholders become operating management.

Allocation of Our Affiliates? Time

Bear Village relies on BEAR VILLAGE?s executive officers and other professionals who act on behalf of BEAR
VILLAGE, for the day-to-day operation of our business.

As a result of the executives competing responsibilities, their obligations to other investors and the fact that they will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time to Bear Village and other entities and other business activities in which they are involved.
However, the company believes that the executive officers and investment professionals have sufficient depth to fully discharge their responsibilities to the company and the other entities for which they work. The long term plan is for the executives to resign from their other operations and dedicate their time to Bear Village.

Receipt of Fees and Other Compensation by BEAR VILLAGE and its Affiliates

BEAR VILLAGE and its affiliates will receive substantial fees from the company, which fees will not be negotiated at arm?s length. These fees could influence BEAR VILLAGE?s advice to the company as well as the judgment of the affiliated executives of BEAR VILLAGE and Bear Village (which are one in the same). For additional information see ?The Company?s Business ? Support from BEAR VILLAGE? for conflicts relating to the payment structure between BEAR VILLAGE and Bear Village.

?
MANAGEMENT?S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

The following discussion includes information from the unaudited financial statements for the inception period of
FY 2018 through September 30, 2020 and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. Audited financials will be completed in accordance with the
Regulation A requirements upon approval of this filing.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Bear Village is an early stage hospitality and entertainment company devoted to the development and operation of a family entertainment centers initially in the Southeast sector of the United States. The company will purchase the land and manage the zoning, entitlement, design, construction and operation of the planned facilities.

The company anticipates that its revenues will come from the following activities:

*
sale of condominiums and time shares,

*
food and beverage sales,

*
wholesale purchase of activity tickets from local service providers,

*
hotel rentals,

*
retail sales,

*
sponsorships, advertising and naming rights.

The company will collect revenue upon sale of an item (including: membership sales, food and beverage sales, apparel etc.) and recognize the revenue when the sale is made. Operating expenses currently consist of advertising and marketing expenses and general administrative expenses.

Results of Operations

From Inception in 2018 we have had no operations and no revenues.

Total operating expenses from Inception to September 30, 2020 were $XXXXXX. $XXXXX was spent on planning and property acquisition and $XXXXX was spent on ______________.

As a result of the foregoing, the company generated a net loss of $XXXXXX. The net losses were funded by partners and exist in the form of a promissory note which will be paid through this offering.

Monthly Operating Expenses

At the commencement of this Offering, Bear Village will be responsible for all of its monthly operating expenses.

All monthly expenses will be reported quarterly. Monthly operating expenses include the following:

*
salaries and benefits,

*
compensation to contractors,

*
expenses related to local marketing, promotion and public relations,

*
travel,

*
legal and accounting, and

*
insurance and technology.
?

Plan of Operation

Upon completion of this Offering, the company intends to fund operations with the proceeds from this Offering and use mortgage financing to advance the purchase of the land, construction of the facility, design of the facility, use of architects, and hiring of employees. Approximate costs for each stage of developing a facility are as follows:

*
purchase the land: up to $5,000,000

*
construction and design of the facility: up to $24,500,000

*
architectural and engineering costs: up to $300,000

*
employee related expenses: up to $500,000

The company has estimated that it will be financing the purchase of land and construction of the facilities with mortgages obtained, representing between 50% and 70% of the total value of the location.

Pursuant to the Management Services Agreement, BEAR VILLAGE intends to assist with the management of the first Southeastern facility. During a two- year time period BEAR VILLAGE will focus on hiring and training Bear
Village executives and employees.

As of September 30, 2020, the company is currently in the beginning stages identifying land for the Southeast locations. The company intends to finance some of the purchase of the land from proceeds of this Offering.

Over the next 12 months, the company plans to do the following:

*
Finalize acquisition of the first two parcels of land.

*
Negotiate and execute mortgage financing for approved segments of the development and construction.

*
Finalize site and building design per the overall Bear Village concept design.

*
Apply for and receive building permits.

*
Execute a general contracting agreement.

*
Break ground on the first Southeastern facility.

*
Hire a general manager / operator and team to run the first Southeastern facility.

*
Acquire necessary permits to construct, finish, serve food and beverage and equip the facilities, as applicable.

*
Engage architects, engineers and general contractors for the overall development and construction of the facility.
Beginning in January 2021 the company intends to do the following:

*
Oversee and manage the construction, finish, equipping and staffing of the Southeastern location inorder to commence operations.

*
Acquire necessary permits to construct, finish, serve food and beverage and equip the facilities, as applicable.

Liquidity and Capital Resources

As of December 31, 2018, the company?s cash on hand was $180. Currently, the company is not generating a profit.
Accordingly, since inception Bear Village has relied upon the cash advances from its current shareholder BEAR
VILLAGE and management. The company plans to continue to try to raise additional capital through additional offerings and mortgage financing. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

Indebtedness

*
On November 10, 2018, the company received $65,655 from BEAR VILLAGE, pursuant to a Promissory
Note for working capital to cover expenses and costs while preparing for the securities offering.

40

SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the directors of the company.

Name

Position

Age

Term of Office (If
indefinite give date
of appointment)
Eric Collins

Director, Chairman

57

July 21, 2020
Ricardo Haynes

Director

55

July 21, 2020
Lance Lehr

Director

XX

July 21, 2020
Tori White

Director

30

July 21, 2020
Donald R. Keer

Director

XX

July 21, 2020

The table below sets forth the officers of BEAR VILLAGE.

Name

Position

Age

Term of Office (If
indefinite give date
of appointment)
Eric Collins

Investor Relations.
Sales & Marketing

XX

July 21, 2020
Ricardo Haynes

President/CEO

XX

July 21, 2020
Lance Lehr

VP Operations

XX

July 21, 2020
Matthew D. White

CFO

22

Tori White

Development
Consultant

XX

July 21, 2020
Donald R. Keer

Attorney, Secretary,
Treasury

XX

July 21, 2020

?
Biographies
Ricardo Haynes
President/CEO
Highly accomplished business development executive with more than 20 years of experience in producing exponential revenue growth, cultivating enduring relationships within the hospitality and financial industry. Worked
for Marriot Corporation for property development, licensing and investment.   Also operated in the financial
industry providing corporate bond placement and project financing. Total experience includes commercial real estate sales and loan origination with regional and nationally based lending institutions, corporate finance consulting. Grass roots development experience in creating and issuing collateralized bond obligation and related instruments.

Eric Collins
Investor Relations/Sales and Marketing
NEED BIOGRAPHY
Lance L. Lehr
Operations Manager

Mr. Lehr has 25 years of senior management experience in the Hospitality Industry. He has worked at the senior most level of projects ranging from Ski Area?s with Hotel, Condo, F&B and Adventure Parks to Indoor Water Park
Resorts development and operations. Mr. Lehr serves as a senior advisor to one POS,a hospitality technology leader and has developed numerous independent companies and concepts. His entrepreneurial management style of leadership empowers associates and holds them accountable for high level performance. This has led to the successful development and operation of several companies in the hospitality industry that focus on franchise like systems and aggressive labor and cost management. Mr. Lehr?s entrepreneurial focus leads to creative solutions that deliver superior result in today?s dynamic marketplace. Through aggressive cost control coupled with out of the box sales building efforts and an intense focus on the guest experience, Mr. Lehr has been able to provide superior long term results for his clients.

Tori White
Development Consultant
NEED BIOGRAPHY
Donald R. Keer, P.E., ESQ.
Corporate Attorney
Mr. Keer is an attorney and a professional engineer who spent the first half of his career as a construction project manager working for Fluor Corporation and then local developers in New Jersey and Pennsylvania. Mr. Keer has also been an expert witness for various construction issues including delay damages, building code standards, construction technologies and insurance claims.
For the past 25 years Mr. Keer has represented business clients working on construction projects, real estate development, mergers and acquisitions and publicly traded companies to ensure their businesses and construction projects move forward in a timely manner.
Corporate Partners
Wyndam Fairview Hospitality, LLC
Fairview Hospitality, LLC is a full service hospitality management company located in Erie, Pennsylvania.
Fairview Hospitality, LLC concentrates on the development, operation and long term management of; indoor water park resorts, select and full service hotels, outdoor water parks, family entertainment centers and franchised &
independent restaurant concepts.
Services offered include: feasibility study analysis, representing ownerships interests during construction, and the long term day-to-day management of ownership?s asset and business.  We also provide interior design and procurement, accounting and cost control, rate and yield management, sales and marketing services, associate customer service training, human resource management and career development for our managed properties.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The company did not pay any of its officers or directors a salary through September 30, 2020.

The company intends to pay salaries beginning February 1, 2021. The highest paid officers of the company will be paid as follow:

Name

Position

Annual
Compensation

Ricardo Haynes

CEO

$
XXXXXX

Eric Collins

IR/Sales & Marketing

$
XXXXXX

Lance Lehr

VP Operations

$
XXXXXX

Tori White

Development Consultant

$
XXXXXX

All compensation will be on behalf of the company by Bear Village, Inc. and allocated to the subsidiaries.

In the future, the company will have to pay its officers, directors and other employees, which will impact the company?s financial condition and results of operations, as discussed in ?Management?s Discussion and Analysis of
Financial Condition and Results of Operations.? The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add additional executives, including but not limited to, a General Manager, a Food and Beverage Manager and Resort
Managers.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

GENERALLY
BEAR VILLAGE, INC. is authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, in the Company and 50,000,000 shares of preferred stock. As of June 1, 2020, 30,000,000 shares of common stock,
100,000 shares of Series A Preferred Stock have been issued and outstanding and 2,500 shares of Series B Preferred
Stock with zero (0) stock being issued and outstanding.  See ?Description of Capital? and ?Principal Shareholders.?
We have reserved 10,000,000 shares of common stock for this issuance under the BEAR VILLAGE, INC.?s private placement.  The Company has not issued any options.
COMMON STOCK
Holders of outstanding shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except as may be required by applicable law, holders of outstanding shares of common stock vote together as a single class. Holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of shareholders.
SERIES A PREFERRED STOCK
Holders of the outstanding shares of Series A Preferred Stock, in accordance with the Certificate of Designation, have conversion rights of 250:1 and super voting rights to control the Company. At the current time 100,000 shares are authorized, issued and outstanding.
SERIES B PREFERRED STOCK
5,000,000 shares of Series B Preferred Stock are authorized and will be issued as part of this Offering. The Series B
Preferred Stock has piggyback rights for the public registration and offering. Conversion rights are 1:1 to Common
Stock.
Restricted Securities
Principal Shareholders
 Name   Common Shares   Series A Preferred Shares
Richard Haynes ?         4,500,000    15,000
Eric Collins         7,500,000    25,000
Lance Lehr         1,500,000      5,000
Tori White ?       14,400,000    48,000
       Donald Keer ?          2,100,000      7,000

The following table sets out, as of January 1, 2019, Bear Village voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the company?s voting securities.

There are currently no outstanding shares of our Class B Common Stock and Preferred Stock.

?
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Services Agreement

Relationship with Bear Village Asset Holdings Subsidiaries

Other Relationships.
See ?Risk Factors ? Risks Related to Certain Conflicts of Interest.?

?
SECURITIES BEING OFFERED

Bear Village, Inc. is offering Common Stock in this Offering. The company is qualifying up to 10,000,000 shares of up to 10,000,000 shares of Common Stock under this Offering Statement, of which this Offering Circular is part.

Bear Village authorized capital stock consists of 100,000,000 shares of Common Stock (the ?Common Stock?), at
$0.0001 par value, of which 30,000,000 shares are Common Stock are issued, and 50,000,000 share of Series A
Preferred Stock, at $0.0001 par value, of which 100,000 shares are issued

The following is a summary of the rights of Bear Village?s capital stock as provided in its Amended and Restated
Certificate of Incorporation, and Bylaws, which have been filed as exhibits to the Offering Statement of which this
Offering Circular is a part.

For a complete description of Bear Village?s capital stock, you should refer to its Amended and Restated
Certificate of Incorporation and Bylaws, and applicable provisions of the Wyoming General Corporation
Law.

BEAR VILLAGE, INC.
(a Wyoming corporation)

Unaudited Financial Statements
For the inception period of Fiscal Year 2018 through September 30, 2020

Financial Statements

BEAR VILLAGE, INC.

Table of Contents

Independent
Accountant?s
Audit Report

F-3

Financial
Statements
and
Supplementary
Notes

Balance Sheet as of September 20, 2020

F-5

Income Statement for the period of Fiscal Year 2018 (inception) through September 30,
2020
F-6

Statement of Changes in Shareholders? Equity for the period of Fiscal Year 2018
(inception) through September 30, 2020

F-7

Statement of Cash Flows for the period of Fiscal Year 2018 (inception) through September
30, 2020

F-8

Notes and Additional Disclosures to the Financial Statements as of September 30, 2020
F-9

INDEPENDENT CPS? LETTER

BEAR VILLAGE, INC.
BALANCE SHEET
As of November 10, 2018
See accompanying Auditor?s Report and Notes to these Statements

ASSETS

Current Assets:

Cash and cash equivalents

$
180

Deferred offering costs

3,333

Total Current Assets

3,513

Property, Plant and Equipment, net

NONE

TOTAL ASSETS

$
3,513

LIABILITIES AND SHAREHOLDERS? EQUITY

Liabilities:

Current Liabilities:

Advances from founders

65,655

Total Current Liabilities

65,655

Non-current Liabilities:

None

0

TOTAL LIABILITIES

65,655

Shareholders? Equity:

Common stock, 200,000,000 authorized, $0.00001 par, 18,000,000 shares issued and outstanding

180

Retained earnings, net of distributions

(62,322
)
Total Stockholder?s Equity

(62,142
)

TOTAL LIABILITIES AND STOCKHOLDER?S EQUITY

$
3,513

F-5

BEAR VILLAGE, INC.
STATEMENT OF OPERATIONS
For the period of October 25, 2018 (inception) to November 10, 2018
See accompanying Auditor?s Report and Notes to these Statements

2018

Revenues

$
0

Cost of revenues

0

Gross Profit (Loss)

0

Operating Expenses:

Advertising and Marketing

13,388

General and administrative

48,935

Total Operating Expenses

62,322

Operating Income

(62,322
)

Provision for Income Taxes

0

Net Income

(62,322
)

F-6

BEAR VILLAGE, INC.
STATEMENT OF STOCKHOLDER?S EQUITY
For the period of October 25, 2018 (inception) to November 10, 2018
See accompanying Auditor?s Report and Notes to these Statements

Class A
Common Stock

Accumulate
d

Total
Stockholder
?s

Share
s

Valu
e

Earnings/Defic
it

Equity
(Deficit)

As of
October 25,
2018
(inception)

0

$
0

$
0

$
0

Initial Share
Issuance

18,000,00
0

$
18
0

180

Net
Income/(Los
s)

(62,322
)

(62,32
2
)
Balance as
of  Novembe
r 10, 2018

18,000,00
0

$
18
0

$
(62,322
)

$
(62,14
2
)

F-7

BEAR VILLAGE, INC.
STATEMENT OF CASH FLOWS
For the period of October 25, 2018 (inception) to November 10, 2018
See accompanying Auditor?s Report and Notes to these Statements

Cash Flows from Operating Activities

Net Income

$
(62,322
)
Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:

Increase in Deferred Offering Costs

(3,333
)
Net Cash Used in Operating Activities

(65,655
)

Cash Flows from Investing Activities

None

Net Cash Used in Investing Activities

0

Cash Flows from Financing Activities

Advances from founders

65,655

Issuance of shares

180

Net Cash Provided by Financing Activities

65,835

Net Change In Cash and Cash Equivalents

180

Cash and Cash Equivalents at Beginning of Period

0

Cash and Cash Equivalents at End of Period

$
180

Supplemental Disclosure of Cash Flow Information

Cash paid for interest

$
0

Cash paid for income taxes

0

F-8

BEAR VILLAGE, INC.
NOTES TO FINANCIAL STATEMENTS
As of September 30, 2020
See accompanying CPA?s Report

NOTE 1 - NATURE OF OPERATIONS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accounting and reporting policies of the Company conform to accounting principles generally accepted in the
United States of America ("GAAP").

Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties
The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of September 30, 2020, the Company is operating as a going concern.

Cash and Cash Equivalents
The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company?s checking account. As of
September 30, 2020, the Company had $XXXX in a corporate checking account.

Receivables and Credit Policy

Property and Equipment

NOTE 3 ? INCOME TAX PROVISION

As described above, the Company was recently formed and has only incurred costs of its start-up operations and capital raising. As such, no material tax provision yet exists.

NOTE 4 ? COMMITMENTS AND CONTINGENCIES

Legal Matters
Company is not currently involved with and does not know of any pending or threatening litigation against the
Company or founders.

NOTE 5 ? COMMON EQUITY

NOTE 6 ? GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2018 and has limited operating history. The Company?s ability to continue is dependent upon management?s plan to raise additional funds (see Note 7) and achieve and sustain profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 ? RELATED PARTY TRANSACTIONS

NOTE 8 ? SUBSEQUENT EVENTS

Securities Offering

Management?s Evaluation

PART III
INDEX TO EXHIBITS

2.1
Amended and Restated Certificate of Incorporation
2.2
Bylaws
4
Form of Subscription Agreement
6.1
Reg A+ Engagement Agreement with Network 1 Capital dated XXXXXXX
8
Escrow Services Agreement*
11
Consent of CPA
12
Attorney opinion on legality of the offering*
13
?Test the waters? materials*

*To be filed by Amendment

52

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Riverview, State of Florida, on January 25, 2019.

BEAR VILLAGE, INC.

By:

CEO of BEAR VILLAGE, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

                                   ,Director
Date:

                                   Director

Date:

                                , Director

Date:

                               , Director

Date:

                              , Director

Date:

External Resources:
* www.investor.gov
* www.net1.com

Exhibit XX

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS
SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN
INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH
INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR
AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE
SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING
THIS OFFERING.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE ?ACT?), OR ANY STATE
SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN
RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF
THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN
OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE ?SEC?), THAT OFFERING STATEMENT DOES NOT INCLUDE THE
SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION
STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER
REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES
PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR
ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR
INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS
OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY
_________________________________ (THE ?PLATFORM?) ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.
INVESTORS WHO ARE NOT ?ACCREDITED INVESTORS? (AS THAT TERM IS
DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE
ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS
SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS
AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION
AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN
CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS
OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE
ACT.
THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING
STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS,
THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.
THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF,
ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE
COMPANY?S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE
WORDS ?ESTIMATE,? ?PROJECT,? ?BELIEVE,? ?ANTICIPATE,? ?INTEND,? ?EXPECT?
AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING
STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE
STATEMENTS REFLECT MANAGEMENT?S CURRENT VIEWS WITH RESPECT TO
FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE THE COMPANY?S ACTUAL RESULTS TO DIFFER MATERIALLY FROM
THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE
CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING
STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.
THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE
THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR
CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF
UNANTICIPATED EVENTS.
THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE.
THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN
ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING
OFFERED.
THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY
REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A
PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN
PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO
ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH
INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE
OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR
THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS
OF THE COMPANY SINCE THAT DATE.

?
TO:
BEAR VILLAGE, INC.

4002 Hwy 78, Suite 530 #296

Snellville, GA 30339
Ladies and Gentlemen:
1. Subscription.
(a) The undersigned (?Subscriber?) hereby irrevocably subscribes for and agrees to purchase
Common Stock (the ?Securities?), of BEAR VILLAGE, INC., a Wyoming Corporation (the
?Company?), at a purchase price of $5 per share (the ?Per Security Price?), upon the terms and conditions set forth herein. The minimum subscription is $500. The Common Stock being subscribed for under this Subscription Agreement (?Common Stock? also referred to as the
?Securities?). The rights and preferences of the Common Stock are as set forth in Amended and
Restated Certificate of Incorporation included as Exhibit 2.1 to the Offering Statement of the
Company filed with the SEC (the ?Offering Statement?).
(b) Subscriber understands that the Securities are being offered pursuant to an offering circular dated [____________] (the ?Offering Circular?) filed with the SEC as part of the Offering
Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering
Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision.
(c) The Subscriber?s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Securities Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber?s subscription is rejected, Subscriber?s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber?s obligations hereunder shall terminate.
(d) The aggregate number of Securities sold shall not exceed 10,000,000 (the ?Maximum
Offering?). The Company may accept subscriptions until [______________], unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such other period required to sell the Maximum Offering (the ?Termination Date?). The
Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a ?Closing Date?).
(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the
Securities (or any portion thereof) is not consummated for any reason, this Subscription
Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f) The terms of this Subscription Agreement shall be binding upon Subscriber and its transferees, heirs, successors and assigns (collectively, ?Transferees?); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the
Company in advance an instrument in a form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall be acknowledge, agree, and be bound by the representations and warranties of Subscriber, terms of this Subscription Agreement.
2. Purchase Procedure.
(a) Payment. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement.
Subscriber shall deliver a signed copy of this Subscription Agreement, along with payment for the aggregate purchase price of the Securities by a check for available funds made payable to
?[____________]?, by ACH electronic transfer, wire transfer to an account designated by the
Company, or by debit card or credit card (for non-U.S. investors only), by cancellation of any indebtedness and convertible securities (and any notes or evidence thereof) made by the
Company to the undersigned (the "Indebtedness"), or by any combination of such methods.
(b) Escrow arrangements. Payment for the Securities shall be received by [______________]
(the ?Escrow Agent?) from the undersigned by transfer of immediately available funds, check or other means approved by the Company at least two days prior to the applicable Closing Date, in the amount as set forth on the signature page hereto. Upon such Closing Date, the Escrow Agent shall release such funds to the Company. The undersigned shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company and verified by Computershare Inc., (the ?Transfer Agent?), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation
A.
Escrow Agent Name

Address

Routing Number

Account Number

Account Name

Further Instructions

3. Representations and Warranties of the Company.
The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have ?knowledge? of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have ?knowledge? of a particular fact or other matter if one of the Company?s current officers has, or at any time had, actual knowledge of such fact or other matter.
(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware(Wyoming?). The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, and any other agreements or instruments required hereunder. The
Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.
(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable. The Company hereby agrees that there shall be reserved for issuance and delivery upon conversion of the Class A Preferred Stock such number of Class A Common Stock into which such Securities shall then be convertible into.
(c) Authority for Agreement. The execution and delivery by the Company of this Subscription
Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company?s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors? rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.
(d) No filings. Assuming the accuracy of the Subscriber?s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i)
for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.
(e) Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Securities is as set forth ?Securities Being Offered? in the Offering
Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.
(f) Financial statements. Complete copies of the Company?s financial statements consisting of the balance sheets of the Company as at September 30, 2020 and the related statements of income, stockholders? equity and cash flows for the two-year period then ended (the ?Financial
Statements?) have been made available to the Subscriber and appear in the Offering Circular.
The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. _____________________________CPA Group, LLC, which has reviewed the unaudited Financial Statements for compliance with generally accepted accounting principals, is an independent accounting firm within the rules and regulations adopted by the SEC.
(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in ?Use of Proceeds to issuer? in the Offering Circular.
(h) Litigation. Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company?s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.
4. Representations and Warranties of Subscriber. By executing this Subscription Agreement,
Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such
Subscriber?s respective Closing Date(s):
(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement, the
Operating Agreement and other agreements required hereunder and to carry out their provisions.
All action on Subscriber?s part required for the lawful execution and delivery of this Subscription
Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors? rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.
(b) Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the ?Securities Act?). Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber?s representations contained in this Subscription Agreement.
(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber?s entire investment in the Securities.
Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of
Securities.
(d) Accredited Investor Status or Investment Limits. Subscriber represents that either:
(i) Subscriber is an ?accredited investor? within the meaning of Rule 501 of
Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the signature page hereto concerning Subscriber is true and correct; or
 (ii) The purchase price set out in paragraph (b) of the signature page to this
Subscription Agreement, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the
Subscriber?s annual income or net worth.
Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.
(e) Shareholder information. Within five days after receipt of a request from the Company, the
Subscriber hereby agrees to provide such information with respect to its status as a shareholder
(or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the
Company as a condition of such transfer.
(f) Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering
Circular. Subscriber has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company?s business, management and financial affairs with managers, officers and management of the
Company and has had the opportunity to review the Company?s operations and facilities.
Subscriber has also had the opportunity to ask questions of and receive answers from the
Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to
Subscriber, or to Subscriber?s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.
(g) Valuation. The Subscriber acknowledges that the price of the Securities was set by the
Company on the basis of the Company?s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber?s investment will bear a lower valuation.
(h) Domicile. Subscriber maintains Subscriber?s domicile (and is not a transient or temporary resident) at the address shown on the signature page.
(i) No Brokerage Fees. There are no claims for brokerage commission, finders? fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber.
(j) Foreign Investors. If Subscriber is not a United States person (as defined by
Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription
Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the
Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber?s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the
Subscriber?s jurisdiction.
5. Survival of Representations and Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Agreement. The
Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys? fees, including attorneys? fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.
6. Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Georgia.
EACH OF THE SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION
OF AN ALTERNATIVE FORUM, THE COURT OF CHANCERY IN THE STATE OF
DELAWARE(?), AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL
ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY
BE LITIGATED IN SUCH COURTS. EACH OF SUBSCRIBER AND THE COMPANY
ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS
RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE
EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY
DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE
BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
SUBSCRIPTION AGREEMENT. EACH OF SUBSCRIBER AND THE COMPANY
FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY
OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS
SPECIFIED IN SECTION 8 AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION
AGREEMENT.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER
BASED IN CONTRACT, TORT OR OTHERWISE AND INCLUDING CLAIMS UNDER
THE FEDERAL SECURITIES LAWS) ARISING OUT OF OR RELATING TO THIS
SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE
NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.
EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR
SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE
REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER
WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS
LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS
JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS
WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER
ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS
SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION
AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
BY AGREEING TO THIS WAIVER, THE SUBSCRIBER IS NOT DEEMED TO WAIVE
THE COMPANY?S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE
RULES AND REGULATIONS PROMULGATED THEREUNDER,
7. Notices. Notice, requests, demands and other communications relating to this Subscription
Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b)
mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

BEAR VILLAGE, INC.
Attn: Eric Collins
4002 Hwy 78, Suite 530 #296
Snellville, GA 30039

Copy to:
BEAR VILLAGE, INC.
Attn: General Counsel
3663 Greenwood Circle
Chalfont, PA 18914

If to a Subscriber, to Subscriber?s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.
 8. Miscellaneous.
(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.
(b) This Subscription Agreement is not transferable or assignable by Subscriber.
(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.
(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.
(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.
(f) The invalidity, illegality or unenforceability of one or more of the provisions of this
Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.
(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.
(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription
Agreement.
(l) No failure or delay by any party in exercising any right, power or privilege under this
Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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